EXECUTION COPY                                                                                                                                             EXHIBIT 10.2

CREDIT AGREEMENT

among

ASSURED GUARANTY RE LTD.

THE LENDERS FROM TIME TO TIME PARTY HERETO

ING BANK N.V., LONDON BRANCH

as Syndication Agent

NORDDEUTSCHE LANDESBANK GIROZENTRALE NEW YORK BRANCH

as Documentation Agent

and

DEUTSCHE BANK AG NEW YORK BRANCH

as Administrative Agent

dated as of July 31, 2007

DEUTSCHE BANK SECURITIES, INC.

Lead Arranger

ii

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	—	Form of Notice of Borrowing
EXHIBIT B	—	Form of Note
EXHIBIT C	—	Form of Security Agreement
EXHIBIT D	—	Form of Assignment and Assumption Agreement
EXHIBIT E	—	Form of Fronting Lender Supplement
EXHIBIT F	—	Form of Fronting Lender Note
EXHIBIT G	—	Form of Opinion of Special Bermuda Counsel to the Borrower
EXHIBIT H	—	Form of Opinion of Special New York Counsel to the Borrower

SCHEDULE 1	—	Schedule of Commitments
SCHEDULE 2		Covered Portfolio Guidelines
SCHEDULE 3		List of Excluded Insured Obligations
SCHEDULE 4		Subsidiaries

iii

CREDIT AGREEMENT

THIS AGREEMENT, dated as of July 31, 2007, among ASSURED GUARANTY RE LTD., a company organized under the laws of Bermuda (the “Borrower”), the financial institutions from time to time parties hereto as Lenders, ING BANK N.V., LONDON BRANCH, as Syndication Agent (in such capacity, the “Syndication Agent”), NORDDEUTSCHE LANDESBANK GIROZENTRALE NEW YORK BRANCH, as Documentation Agent (in such capacity, the “Documentation Agent”), and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”);

WHEREAS, the Borrower has requested that the Lenders, subject to and upon the terms and conditions herein set forth, provide a credit facility to the Borrower, and, upon such terms and conditions, the Lenders are willing to make such credit facility available to the Borrower as provided for herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1.

DEFINED TERMS

Section 1.1.   Definitions.   As used in this Agreement, the following terms shall have the following meanings:

“Administrative Agent” — Recitals.

“Administrative Agent Fee Letter” — Section 3.1(c).

“Agreement” shall mean this Credit Agreement.

“Assignee” — Section 10.8(b).

“Assignment and Assumption Agreement” — Section 10.8(b).

“Available Commitment” as of any day shall mean (a) the Maximum Commitment (giving effect to any reduction thereof effective on or before such day), minus (b) the aggregate principal amount of Loans made by the Lenders hereunder determined without regard to any repayment or prepayment thereof.

“Average Annual Debt Service”, as of a specified date with respect to an Insured Obligation, shall mean the applicable Retained Percentage times the sum of (i) the aggregate outstanding principal amount of such Insured Obligation, and (ii) the aggregate amount of interest thereafter required to be paid on such Insured Obligation (giving effect to all mandatory sinking fund payments or other regularly scheduled required redemptions, prepayments or other retirement of principal), divided by the number of whole and fractional years from the date of determination to the latest maturity date of such Insured Obligation and, with respect to the Covered Portfolio as of such date as specified, shall mean the sum of the Average Annual Debt Service as of such date of all Insured Obligations contained in the Covered Portfolio.  In the event that an Insured Obligation bears interest at a variable rate, the interest thereon for purposes of the determination of Average Annual Debt Service shall be calculated at the rate employed by the Borrower to compute average annual debt service with respect to such Insured Obligation in accordance with its customary business practices.

“Bankruptcy Laws” — Section 7.1(f).

“Base Rate” shall mean for any day, a rate per annum equal to the greater of (a) the Prime Lending Rate in effect on such day and (b) the sum of (i) one-quarter percent (0.25%) and (ii) the Federal Funds Rate in effect on such day.  Any change in the Base Rate due to a change in the Prime Lending Rate or the Federal Funds Rate will be effective from and including the effective date of such change in the Prime Lending Rate or the Federal Funds Rate, respectively.

“Bermuda Insurance Law” shall mean the Insurance Act 1978 of Bermuda.

“Borrower” — Recitals.

“Borrower Event of Insolvency” shall mean an Event of Default described in any of paragraphs (f), (g) or (h) of Section 7.1 with respect to the Borrower.

“Business Day” shall mean any day excluding (i) Saturday and Sunday, and (ii) any day on which banks in New York City or Bermuda are authorized by law or other governmental action to close.

“Certificate of Registration” — Section 5.12.

“Change of Control” shall mean and include the occurrence of any of the following events: (a) any Person or entity (other than ACE Limited or one or its wholly owned subsidiaries) or “group” (within the meaning of Sections 13(d) of the U.S. Securities Exchange Act of 1934) shall have (i) acquired, directly or indirectly, beneficial ownership of 30% (based on voting) or more of any outstanding class of Voting Stock of the Parent, or (ii) the power (whether or not exercised) to elect the majority of the board of directors of the Parent, (b) the Borrower or either Principal Insurance Subsidiary shall cease to be a Wholly-Owned Subsidiary of the Parent, (c) any Person, entity or “group” (within the meaning of Sections 13(d) of the U.S. Securities Exchange Act of 1934) other than the Parent or a Wholly-Subsidiary of the Parent shall have acquired, directly or indirectly, the power (whether or not exercised) to elect the majority of the board of directors of any of the Borrower or either Principal Insurance Subsidiary, or (d) a majority of the Board of Directors of the Parent, the Borrower or either Principal Insurance Subsidiary shall not be Continuing Directors thereof.

“Code” shall mean the U.S. Internal Revenue Code of 1986.

“Collateral” shall have the meaning assigned to that term in the Security Agreement.

“Collateral Agent” shall have the meaning assigned to that term in the Security Agreement.

“Collateral Account” shall mean the Collateral Account established under the Security Agreement.

“Commitment” shall mean with respect to any Lender, the amount set forth opposite its name in Schedule 1 hereto (as amended or deemed amended pursuant to this Agreement) under the heading “Commitment,” as it may be reduced from time to time pursuant to Section 3.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 10.8(b).

“Commitment Period” shall mean the period commencing on the Effective Date then in effect and ending on the Maturity Date then in effect.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Directors”  shall mean, with respect to a Person, the directors of such Person on the date of this Agreement and each other director, if such director’s nomination for election to the board of directors of such Person is supported by a majority of the then Continuing Directors of such Person.

“Covered Portfolio” shall mean and include each Insured Obligation outstanding on the Effective Date then in effect and each Insured Obligation issued thereafter and prior to the Loss Threshold Incurrence Date, other than Excluded Insured Obligations; provided that (i) an Insured Obligation shall have met the Covered Portfolio Guidelines when it was first included in the Covered Portfolio (and otherwise shall be excluded therefrom) and (ii) no additional Insured Obligations shall become part of the Covered Portfolio from and after the date on which any Lender has given a notice to the Borrower pursuant to Section 7.2(b) hereof as a result of the occurrence of an Event of Default.

“Covered Portfolio Guidelines” shall mean the guidelines set forth on Schedule 2 hereto.

“Cumulative Losses” for a specified period shall mean the aggregate Losses of the Borrower determined cumulatively during such period without regard to Pledged Recoveries.

“Declining Lender” — Section 3.2(d).

“Default” shall mean any condition, event or act which with notice or lapse of time, or both, would become an Event of Default.

“Default Rate” shall mean a rate per annum equal to the sum of (i) the Base Rate, and (ii) four percent (4%), which interest rate shall change as and when the Base Rate shall change.

“Defaulted Amount” — Section 2.11(c).

“Defaulting Lender” — Section 2.11(c).

“Department” shall mean each of the Bermuda Monetary Authority, the Bermuda Registrar of Companies and the Bermuda Ministry of Finance.

“Documentation Agent” — Recitals.

“Dollars”, “U.S.$”, “$” and “U.S. dollars” shall mean the lawful currency of the United States of America.

“Downgraded Lender” shall mean a Fronting Lender which ceases to have the Required Ratings.

“Effective Date” shall mean June 30, 2007, as such date may be extended from time to time pursuant to
Section 3.2(c).

“Eligible Insurer” shall mean any of (i) a Principal Insurance Subsidiary or (ii) AMBAC Assurance Corporation, CIFG Assurance North America, Inc., Financial Guaranty Insurance Company, Financial Security Assurance Inc., MBIA Insurance Company, XL Capital Insurance Inc. or XL Financial Assurance Ltd.

“Eligible International Security” shall mean Public Finance Obligations, Infrastructure Obligations, Pooled Infrastructure Obligations or Regulated Utility Obligations, as to which the related obligor is located within the United Kingdom, Australia or Germany.

“Eligible Municipal Security” shall mean “municipal obligation bonds,” “special revenue bonds,” “utility first mortgage obligations” which an Eligible Insurer is permitted to insure under the provisions of Section 6904(b)(1)(A), (B) or (C) of the New York Insurance Law (without regard to clause (J) thereof) as in effect on the date hereof, issued by the United States of America, a state thereof or the District of Columbia, a municipality or governmental unit or other political subdivision of the foregoing or any public agency or instrumentality thereof.

“Event of Default” — Section 7.1.

“Excluded Insured Obligations” shall mean and include (a) Insured Obligations listed on Schedule 3 hereto, (b) additional Insured Obligations which the Borrower hereafter elects in writing to exclude from the Covered Portfolio with the prior written consent of the Administrative Agent and the Majority Lenders (which writing and consent shall be deemed to constitute an amendment supplementing Schedule 3 hereto and shall not be unreasonably withheld) and (c) upon notice to the Borrower from the Administrative Agent, any Lender or Participant, any Insured Obligation which any Lender or any Participant is obligated, or upon the occurrence of any contingency would be obligated, to purchase or in respect of which any Lender is obligated, or upon the occurrence of any contingency would be obligated, to make loans or otherwise extend credit under the terms of a line of credit, standby bond purchase agreement, letter of credit, liquidity agreement or similar agreement or other credit or liquidity enhancement arrangement.

“Extending Lender” — Section 3.2(d).

“Extension Request” — Section 3.2(c).

“Federal Funds Rate” shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fronting Lender” shall mean, with respect to a Lender, another Lender which is designated as a “Fronting Lender” for such Lender, as set forth in a Fronting Lender Supplement.

“Fronting Lender Commitment” shall mean, with respect to a Fronting Lender and another Lender for which it acts as Fronting Lender, the commitment of such Fronting Lender to provide Loans in respect of the Commitment of such other Lender, as set forth in such Fronting Lender’s Fronting Lender Supplement.

“Fronting Lender Loan” shall mean a Loan made by a Fronting Lender pursuant to Section 2.11, unless otherwise provided in such Section.

“Fronting Lender Note” shall mean the Note issued to any Lender pursuant to Section 2.11 evidencing Loans made by such Lender in its capacity as a Fronting Lender, and any Notes issued by the Borrower and accepted by such Lender or a transferee in exchange, substitution or replacement therefor.

“Fronting Lender Percentage” shall mean, with respect to a Fronting Lender and the Commitment of another Lender for which it acts as Fronting Lender, its applicable Fronting Lender Commitment expressed as a percentage of the Commitment of such other Lender.

“Fronting Lender Supplement” shall mean each supplement to this Agreement among a Fronting Lender, the Borrower and the Administrative Agent, substantially in the form of Exhibit E hereto, which is in effect from time to time.

“Increasing Extending Lender” — Section 3.2(d).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person

“Infrastructure Obligations” shall mean obligations of investor-owned entities arising from essential public infrastructure, including roads, bridges, tunnels, schools, hospitals and government buildings that are operated pursuant to a public private partnership arrangement, but excluding any transactions where the underlying transaction is a toll-road greenfield project where the security for the bonds issued are revenues that rely solely on volume-based traffic.

“Installment Premiums” shall mean any and all premiums which are required to be paid or claimed to be required to be paid to or for the account of the Borrower in respect of Insured Obligations in the Covered Portfolio on a periodic basis rather than by payment in full on the date of the effectiveness of the relevant Insurance Contract.

“Insurance Contracts” — Section 5.12.

“Insured Obligation” shall mean shall mean (i) Eligible Municipal Security, and (ii) Eligible International Security, in any event to the extent that the payment of principal thereof, together with interest thereon, is insured, reinsured or otherwise guaranteed by an Eligible Insurer under an Insurance Contract and is in turn reinsured by the Borrower in compliance with the applicable provisions of the Bermuda Insurance Law.

“Lenders” shall mean the Lenders listed on Schedule 1 hereto and any assignees of such Lenders or New Lenders which hereafter become parties hereto pursuant to and in accordance with Section 10.8(b) or 10.8(d) hereof; and “Lender” shall mean any one of the foregoing Lenders.

“Lending Office” — Section 10.9.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or other charge of any kind (including any lease in the nature thereof, and any conditional sale or other title retention agreement), and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar statute of any jurisdiction, foreign or domestic.

“Loan” or “Loans” shall mean the loans extended to the Borrower by the Lenders pursuant to Section 2.1(a) and shall include Fronting Lender Loans to the extent provided in Section 2.11(c).

“Loan Date” shall mean, with respect to a Loan, the original date on which such Loan was made.

“Loan Documents” shall mean this Agreement, the Notes, the Security Agreement, the Administrative Agent Fee Letter and each such other agreement or instrument evidencing, securing or pertaining to this Agreement, the Notes, the Security Agreement or any Loan, as shall, from time to time, be executed by the Borrower and delivered to the Administrative Agent or any Lender.

“Loss” shall mean, at any time, the aggregate sum of (i) the amount paid by the Borrower at such time or required at such time to be paid by the Borrower under the Borrower’s reinsurance of Eligible Insurers for claims with respect to an Insured Obligation in the Covered Portfolio by reason of the failure by the issuer thereof or other obligor with respect thereto to pay insured amounts on such Insured Obligations when due (including adjustment expenses with respect to such claims), plus (ii) Permitted Reserves at such time, minus (iii) amounts paid at such time or reasonably expected by the Borrower at such time to be paid to the Borrower under reinsurance agreements (whether facultative or treaty) and similar arrangements with respect to the claims referred to in clause (i); provided that, without limiting the generality of the foregoing, the term “Loss” shall not include any damages, penalties or similar amounts required to be paid by the Borrower in respect of an insurance contract by reason of the breach by the Borrower or an Eligible Insurer of its obligations thereunder or the cancellation or termination thereof other than in accordance with its terms.

“Loss Threshold Incurrence Date” shall mean the date on which the Borrower has Cumulative Losses for the current Commitment Period that exceed the aggregate Pledged Recoveries received by the Borrower during the current Commitment Period by an amount equal to the greater of (i) $260,000,000 and (ii) 4.50% of Average Annual Debt Service on the Covered Portfolio as of such date.

“Majority Lenders” shall mean, at any time, Lenders and Fronting Lenders to which greater than 50% of the Loans in the aggregate are owing, or, if no Loans are outstanding, Lenders having greater than 50% in the aggregate of the Commitments (including the Fronting Lender Percentage of any Defaulting Lender’s Commitment) excluding, in each case, Defaulting Lenders.

“Maturity Date” shall mean June 30, 2014 or, if such day is not a Business Day, on the next preceding Business Day, as such date may be extended from time to time pursuant to Section 3.2(c).

“Maximum Commitment” shall mean the aggregate of the Commitments of all Lenders, initially an amount equal to $200,000,000, as such amount may be reduced as provided in Section 3.2 or increased pursuant to Section 10.18(d).

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“New Lender” — Section 10.8(d).

“New York Insurance Law” shall mean the Insurance Law of the State of New York, as in effect from time to time.

“Nonfunding Notice” — Section 2.11(c).

“Non-U.S. Lender” — Section 3.5(c).

“Note” shall mean the limited recourse promissory note of the Borrower issued to any Lender pursuant to Section 2.3 evidencing such Lender’s Loan (including a Fronting Lender Note), and any notes issued by the Borrower and accepted by such Lender or a transferee in exchange, substitution or replacement therefor, and “Notes” shall mean all such Notes collectively.

“Parent” shall mean Assured Guaranty Ltd., an exempted company incorporated under the laws of Bermuda.

“Participant” — Section 10.8(c).

“Payment Office” shall mean the office of the Administrative Agent at 60 Wall Street, New York, New York 10005, or such office as the Administrative Agent shall from time to time designate by notice to the Borrower.

“Permitted Liens” — Section 6.5.

“Permitted Reserves” shall mean, with respect to any Insured Obligation, an amount equal to the case based reserves, net of reinsurance, established in accordance with the Borrower’s statutory accounting practices which are deemed necessary or prudent in the reasonable judgment of the Borrower by reason of the failure or anticipated failure by the issuer of such Insured Obligation or other obligor with respect thereto to pay such Insured Obligation when due.

“Person” shall mean and include an individual, a partnership, a limited liability company, an exempted company, a joint venture, a corporation, a trust, an unincorporated organization and a government or political subdivision or any department, agency or instrumentality thereof.

“Pledged Premiums” shall mean an amount equal to any and all Installment Premiums which are paid or payable with respect to defaulted Insured Obligations in the Covered Portfolio on or after the Loss Threshold Incurrence Date, other than any Installment Premiums equal to the amount of reinsurance premiums paid or payable to any Person other than the Borrower under reinsurance agreements (whether facultative or treaty) and similar agreements.

“Pledged Reserves Account” shall mean shall mean the Pledged Reserves Account established under the Security Agreement.

“Pledged Reserves Account Funds” shall mean at any time the aggregate amount of proceeds of Loans borrowed hereunder for the purpose of establishing or maintaining

Permitted Reserves, such proceeds to be deposited in the Pledged Reserves Account in accordance with Section 4(b) of the Security Agreement.

“Pledged Reserve Release Notice” shall have the meaning set forth in Section 6.12.

“Pledged Reserve Repayment Date” shall mean the date on which the Borrower delivers the Pledged Reserve Release Notice required by Section 6.12.

“Pooled Infrastructure Obligations” shall mean, generally, financings supported by pools of obligations of investor-owned entities arising from essential public infrastructure, including roads, bridges, tunnels, schools, hospitals and  government buildings, that are operated pursuant to a public private partnership arrangement.

“Pledged Recoveries” shall mean the amount of (a) any and all moneys and other payments, property and other consideration and compensation received or receivable by or for the account of the Borrower (excluding the aggregate amount of any and all monies, payments, property, consideration and compensation paid or payable to any Person other than the Borrower under reinsurance agreements (whether facultative or treaty) and similar arrangements) from and after the Loss Threshold Incurrence Date which represent repayment of or reimbursement for payments made with respect to an Insured Obligation in the Covered Portfolio (without regard to whether such claim was paid from the proceeds of a Loan), whether from the issuer thereof or any other Person, including moneys and other payments, property and other consideration and compensation received or receivable under or pursuant to (i) an Insurance Contract, any reimbursement agreement, guaranty, letter of credit, security agreement, pledge agreement or other contract, agreement or arrangement, (ii) any account or account receivable, (iii) any cause of action, whether sounding in tort, contract or otherwise, and any judicial, arbitration or other proceeding by or before any court, agency, tribunal, association or other governmental or private body or any compromise, settlement or similar arrangement (after providing for reasonable expenses), (iv) any voluntary payment or gift, (v) any reinsurance of such Insured Obligation to the extent that the payment under such reinsurance was not applied to reduce the related Loss in accordance with clause (iii) of the definition thereof attributable to the Borrower’s payment of such claim, (vi) any contractual, statutory, common law or other right of subrogation, (vii) any realization upon any security interest or other Lien, or (viii) any other legal or equitable right or claim, whether or not similar to the foregoing), (b) any and all Pledge Premiums, (c) Pledged Reserve Account Funds, to the extent not used by the Borrower to fund Losses and (d) all other general intangibles, chattel paper, receivables, documents and instruments arising from or related to the moneys and other payments, property and other consideration and compensation, Pledged Premiums or Pledged Reserve Account Funds referred to above.

“Prime Lending Rate” shall mean the rate as announced by Deutsche Bank AG New York Branch as its prime lending rate and shall change when and as such prime lending rate changes.  The Borrower acknowledges that the Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer, and that Deutsche Bank AG New York Branch, and its affiliates may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Principal Insurance Subsidiary” shall mean each of Assured Guaranty Corp., a Maryland corporation, and Assured Guaranty (UK) Ltd., an English company.

“Public Finance Obligations” shall mean obligations issued or guaranteed by sovereign or sub-sovereign entities local authorities in the United Kingdom.

“Regulated Utility Obligations” shall mean obligations of investor-owned utilities in  the water, gas and electric sectors that are regulated by a public or governmental authority.

“Replacement Lender” - Section 3.2(d).

“Required Ratings” shall mean, with respect to a Fronting Lender, the long term credit ratings from Moody’s and S&P specified as the Required Ratings for such Fronting Lender in the Fronting Lender Supplement to which it is a party (or such other ratings to which the Borrower and the Administrative Agent may consent).

“Reserve” shall mean, with respect to an Insured Obligation, any and all reserves established or maintained by the Borrower at such time which are deemed necessary or prudent in the reasonable judgment of the management of the Borrower by reason of the failure or anticipated failure by the issuer of an Insured Obligation or other obligor with respect thereto to pay such Insured Obligation when due as reflected on the Borrower’s books and which are or will be reported by the Borrower in its statutory financial statements in accordance with the Bermuda Insurance Law.

“Retained Percentage” of an Insured Obligation shall mean 100% minus the aggregate percentage of the risk under Insurance Contracts with respect thereto which has been ceded by the Borrower to other Persons under reinsurance agreements (whether facultative or treaty) and similar arrangements.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Security Agreement” shall mean the Security Agreement and Collateral Assignment between the Borrower and the Administrative Agent, executed and delivered pursuant to Section 4.1(d) of this Agreement.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the Voting Stock is, owned or controlled by the parent or one or more Subsidiaries of the parent, or by the parent and one or more Subsidiaries of the parent.

“Syndication Agent” — Recitals.

“U.S. Borrower” — Section 3.5(c).

“Voting Stock” shall mean stock or shares of any class or classes (or equivalent interests) or any other securities of a business entity if the holders of the stock or shares of such class or classes (or equivalent interests) or such securities are ordinarily, or may, upon the occurrence of contingencies be, entitled to vote for the election of directors (or persons performing similar functions) of  such business entity, even though the right so to vote has been suspended or such contingencies have not yet occurred.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any Subsidiary 100% of whose capital stock is or shares are at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person or (ii) any Subsidiary in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

“written” or “in writing” shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

Section 1.2.   Interpretation.   In this Agreement and the Security Agreement, unless otherwise stated or a contrary intention appears:

(a)           the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b)           whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c)           the terms “hereof”, “hereby”, “hereto”, “hereunder” and similar terms mean this Agreement, and the term “heretofore” means before, and the term “hereafter” means after, the execution date hereof;

(d)           all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified;

(e)           the words “including” and “include” as used herein shall be deemed to be followed by the words “without limitation”;

(f)            any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(g)           reference to any law, rule, regulation, statute, treaty, code, ordinance or other applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; and

(h)           any reference herein to any Person shall be construed to include such Person’s successors and assigns.

Section 1.3.   Non-Dollar Currencies.   For purposes of any determination hereunder or under the Security Agreement with respect to the amount of Cumulative Losses or of Pledged Recoveries, all amounts paid or accrued in currencies other than US dollars shall be translated into US dollars at the currency exchange rates in effect on the date of such determination, as determined in good faith by the Administrative Agent.

ARTICLE 2.

LOANS

Section 2.1.   Commitment.   Each Lender, severally and not jointly, irrevocably agrees, upon the terms and subject only to the conditions of this Agreement, to lend from time to time to the Borrower on a limited recourse basis as set forth in Section 2.7, on and after the Effective Date and prior to the Maturity Date, amounts which in the aggregate do not exceed the Commitment of such Lender as set forth in Schedule 1 hereto or, in the case of a Fronting Lender, the Fronting Commitment of such Fronting Lender as set forth in the Fronting Lender Supplement to which such Fronting Lender is a party.

Section 2.2.   Manner of Borrowing and Disbursement.

(a)           The Borrower shall give the Administrative Agent notice not later than 12:00 noon (New York City time) on the second (2nd) Business Day prior to each borrowing of Loans to be made hereunder.  Such notice shall specify (i) the date of the proposed borrowing, which shall be a Business Day, and (ii) the amount of the proposed borrowing and shall be substantially in the form of, and contain the certifications contained in, Exhibit A hereto.

(b)           Upon receipt of each notice described in Section 2.2(a), the Administrative Agent shall promptly notify each Lender of the contents thereof and the amount of such Lender’s Loan thereunder.  The Administrative Agent shall concurrently notify each Fronting Lender of the contents of such notice from the Borrower.  Each Lender shall, not later than 12:00 noon (New York City time) on the date specified in such notice and subject to the satisfaction of the conditions set forth in Section 4.2, make available through its applicable Lending Office to the Administrative Agent, at such account as the Administrative Agent shall designate, the amount of its Loan in immediately available funds.

(c)           On the date of a borrowing hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Section 4.2, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by transferring such amounts or by wire transfer to the account of the Borrower in the United States as specified in the Borrower’s notice described in Section 2.2(a).

Section 2.3.   Notes; Loan Account.

(a)           Each Lender’s Loans shall be evidenced by one or more Notes payable to the order of such Lender for the account of its Lending Office in an aggregate stated principal amount equal to such Lender’s Commitment and payable in the aggregate principal amount of the Loans evidenced thereby and otherwise substantially in the form of Exhibit B hereto.

(b)           Each Lender is irrevocably authorized from time to time to record the date, interest rate and amount of each Loan made by such Lender and each payment and prepayment with respect thereto on the grid attached to such Lender’s Note or on a continuation thereof which may be attached thereto by such Lender and made a part thereof, and any such notation shall, absent manifest error, constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure to make any such notations shall not affect the validity of the Borrower’s obligations hereunder or under such Note.

Section 2.4.   Interest Rate.

(a)           Except as otherwise provided in subsection (c) below, each Loan shall bear interest on the outstanding principal amount thereof a rate per annum equal to the sum of (i) the Base Rate from time to time in effect plus (ii) two percent (2%), which interest rate will change as and when the Base Rate shall change.

(b)           Interest on Loans shall be payable in arrears (i) on the last Business Day of each March, June, September and December, (ii) on the date on which such Loan is repaid in full, (iii) when such Loan is due (whether at maturity, after acceleration or otherwise), and (iv) if such Loan is overdue, on demand (and, if not demanded, as otherwise as provided in clauses (i), (ii) and (iii) above).

(c)           Any overdue principal of any Loan and, to the extent permitted by law, overdue interest thereon shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment (after as well as before judgment), at a rate per annum equal to the Default Rate.

(d)           The Administrative Agent shall determine each interest rate applicable to the Loans hereunder.  The Administrative Agent shall give prompt notice to the Borrower and the Lenders by telefax or by telephone of each rate of interest so determined, and its determination thereof shall be conclusive, absent manifest error.

Section 2.5.   Repayment of Loans.   Subject to Section 2.7, all Loans shall mature and the principal amount thereof shall be due and payable on the Maturity Date.

Section 2.6.   Prepayments.

(a)           The Borrower shall have the right at any time, and from time to time, upon at least three (3) Business Days notice to the Administrative Agent to prepay, in whole or in part, Loans at the time outstanding.  Any such notice shall specify the amount of the Loans to be prepaid and the date of prepayment.  The Administrative Agent shall promptly notify the Lenders of the contents of each such notice.  Amounts to be prepaid pursuant to this paragraph shall irrevocably be due and payable on the date specified in the applicable notice of prepayment.  Interest on the amount prepaid, accrued to the prepayment date, and any amounts payable pursuant to Section 3.4 in respect of such prepayment, shall be paid on such date.  Each partial prepayment of Loans made pursuant to this paragraph shall be in a principal amount of at least $1,000,000.

(b)           On each Pledged Reserve Repayment Date, an amount equal to 100% of the Pledged Reserves Account Funds with respect to which the Borrower has delivered a Pledged Reserves Release Notice as required by Section 6.12 shall be applied as a mandatory prepayment of principal of outstanding Loans.

(c)           Amounts prepaid or repaid in respect of Loans may not be reborrowed.

Section 2.7.   Limitations on Sources of Payment.   The obligations of the Borrower under this Article 2 to make payments of principal and interest on the Loans and the Notes are limited recourse obligations of the Borrower payable solely from the Pledged Recoveries, the Pledged Premiums, the Pledged Reserves Account Funds and the other Collateral, and none of the Administrative Agent, the Collateral Agent, the Lenders or any other Person shall be entitled to procure any money judgment against any other assets or properties or to levy or foreclose upon or attach any other assets or properties of the Borrower for payment of such obligations; provided, however, that nothing herein contained shall limit, restrict or impair the lien created by the Security Agreement or the right of the Administrative Agent, the Collateral Agent, the Lenders or any other Person to exercise any of their rights herein or in any of the other Loan Documents during the existence of an Event of Default, or to bring suit and obtain a judgment against the Borrower (recourse thereon being limited as to payment of principal and interest on the Loans and the Notes as provided in this Section 2.7).

Section 2.8.   Several Obligations and Rights of Lenders.   The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but, except as provided in Section 2.11, no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the other Loan Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 2.9.   Pro Rata Treatment of Loans, Etc.   Except to the extent otherwise provided herein, each borrowing under Section 2.2 shall be made from the Lenders pro rata on the basis of their respective Commitments, and each prepayment and payment of principal of or interest on Loans shall be made to the Administrative Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by such Lenders.

Section 2.10.   Individual Recovery.   Each Lender agrees that if it shall, through the exercise of any right of counterclaim, setoff, banker’s lien, realization of security or otherwise, receive payment of a proportion of the amount due and payable to it hereunder or under its Note as principal or interest which is greater than the proportion received by any other Lender in respect of the aggregate of such amounts due and payable to the Lender hereunder and under the Notes, the Lender receiving such proportionately greater payment shall purchase participations in, or if and to the extent specified by any such other Lenders, direct interests in, the rights of such Lenders hereunder and under their Notes (which it shall be deemed to have done simultaneously upon the receipt of such payment), so that all such recoveries with respect to such amounts due and payable hereunder and under all the Notes held by the Lenders (net of any expenses which may have been incurred by the respective Lenders in obtaining or preserving such recoveries) shall be pro rata in accordance with the unpaid principal and interest on the Loans held by each Lender.  In the event that any such payment is required to be returned or disgorged, or is otherwise disturbed by legal process, further appropriate adjustments shall be made.  The Borrower expressly consents to the foregoing arrangements.

Section 2.11.   Fronting Lenders.

(a)           From time to time the Borrower shall have the right, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and each affected Fronting Lender, to designate one or more commercial banks or other financial institutions as Fronting Lenders with respect to one or more other Lenders under this Agreement.  The designation of a Person as a Fronting Lender shall become effective when (i) the Borrower, the Administrative Agent and such Person have entered into a Fronting Lender Supplement (or on such later date as may be set forth in such Fronting Lender Supplement), which shall set forth the Fronting Lender Commitment of such Person with respect to each other Lender for which it is acting as Fronting Lender, and (ii) the Borrower shall have duly executed and delivered to such Person a Fronting Lender Note in the stated principal amount of its Fronting Lender Commitments, dated the date of such Fronting Lender Supplement (or of any applicable modification thereto), payable to the order of such Person for the account of its applicable Lending Office and substantially in the form of Exhibit F hereto.  Each Fronting Lender’s Fronting Lender Note shall evidence Fronting Lender Loans made by such Fronting Lender pursuant to this Section 2.11 and otherwise shall constitute a Note for all purposes under this Agreement and the other Loan Documents.  A Fronting Lender Supplement may be amended or otherwise modified from time to time or terminated with the written consent of the Borrower, the Administrative Agent and the Fronting Lender which is a party thereto.

(b)           The Fronting Lender Commitment of each Fronting Lender with respect to a Lender shall be automatically reduced by an amount equal to its applicable Fronting Lender Percentage of the amount of any reduction in such related Lender’s Commitment.  In addition, the Fronting Lender Commitment of each Fronting Lender with respect to its related Lender shall be automatically reduced by an amount equal to its applicable Fronting Lender Percentage of the amount of the Commitment of such related Lender which is sold, assigned or otherwise transferred by such related Lender to another Person; provided that a participation granted by such related Lender in accordance with Section 10.8(c) shall not constitute a sale, assignment or transfer for purposes of this paragraph.  The Fronting Lender Commitment of each Fronting Lender with respect to its related Lender shall be automatically terminated upon the termination of the Commitment of such related Lender.

(c)           In the event that a Lender (including a Lender which is a Defaulting Lender) determines that, for any reason (other than the failure of the Borrower to satisfy the conditions set forth in Section 4.2), it will not make available to the Administrative Agent the full amount of a Loan required to be made by it pursuant to this Agreement on the date specified for a borrowing hereunder pursuant to Section 2.2, it will give notice (a “Nonfunding Notice”) thereof to the Borrower and the Administrative Agent not later than 1:00 p.m. (New York City time) on the Business Day immediately preceding the date of such borrowing.  In the event that a Lender shall have given a Nonfunding Notice, or in the event that any Lender for any reason

(other than the failure of the Borrower to satisfy the conditions set forth in Section 4.2) fails to make available to the Administrative Agent the full amount of a Loan required to be made by it pursuant to this Agreement by 12:00 noon (New York City time) on the date specified for a borrowing hereunder pursuant to Section 2.2, such Lender shall thereupon become a “Defaulting Lender”, and the amount of the Loan identified in the Nonfunding Notice or any other amount of a Loan which a Defaulting Lender was required but failed to advance when required hereunder shall be a “Defaulted Amount”.

(d)           The Administrative Agent shall notify the Borrower and each Fronting Lender (if any) with respect to a Defaulting Lender (i) promptly following the Administrative Agent’s receipt of any Nonfunding Notice from such Defaulting Lender, which notice shall  describe the contents of such Nonfunding Notice, identify the Defaulting Lender and state the date on which the Loan described in such Nonfunding Notice is required to be made, the Defaulting Lender’s Defaulted Amount and such Fronting Lender’s Fronting Lender Percentage thereof, and (ii) unless described in a notice given pursuant to clause (i), not later than 1:00 p.m. (New York City time) on the date on which such Defaulting Lender failed to make available to the Administrative Agent the full amount of a Loan required to be made by it pursuant to this Agreement, which notice shall identify the Defaulting Lender and state the amount of the Defaulting Lender’s Loan which was not made available and such Fronting Lender’s Fronting Lender Percentage thereof.

(e)           Each Fronting Lender receiving a notice from the Administrative Agent pursuant to Section 2.11(d) shall, (i) not later than 12:00 noon (New York City time) on the funding date specified in such notice, if such notice was received prior to such date, or (ii) not later than 5:00 p.m. (New York City time) on such date, if such notice was received on such date, in either case subject to the satisfaction of the conditions set forth in Section 4.2, make available through its applicable Lending Office to the Administrative Agent at the Administrative Agent’s Payment Office for such account as the Administrative Agent shall designate, a Fronting Lender Loan in the amount of its Fronting Lender Percentage of the Defaulted Amount specified in such notice, in immediately available funds; provided that the aggregate amount of Fronting Lender Loans (determined without regard to any repayments or purchases thereof) which a Fronting Lender is required to make in respect of a Defaulting Lender shall not exceed its Fronting Lender Commitment with respect to such Defaulting Lender.  Such funds received by the Administrative Agent shall be disbursed to the Borrower as provided in Section 2.2(c).

(f)            Fronting Lender Loans shall constitute Loans for all purposes under this Agreement and the other Loan Documents, except as otherwise provided herein.  Upon the making of a Fronting Lender Loan by a Fronting Lender pursuant to this Section 2.11, such Fronting Lender, to the extent of such Fronting Lender Loan, shall have all the rights, but none of the obligations, of the Defaulting Lender hereunder in respect of the Fronting Lender Percentage of the Defaulted Amount, including the right to receive the Defaulting Lender’s pro rata share of any payment received in respect of Loans hereunder and the voting or consent rights of the Defaulting Lender in respect of the Fronting Lender Percentage of the Defaulted Amount and an amount of the Defaulting Lender’s Commitment equal to the Fronting Lender Percentage of such Defaulted Amount; provided that the Defaulting Lender’s pro rata share of any payment received in respect of principal of Loans hereunder shall be allocated first to its Fronting Lenders in respect of Fronting Lender Loans made in respect of such Defaulting Lender and then to the Loans of such Defaulting Lenders.

(g)           No Fronting Lender Loan made by a Fronting Lender pursuant to this Section 2.11 shall relieve any Defaulting Lender of its obligations under this Agreement.  Without limitation of other rights any party hereto may have against such Defaulting Lender, if one or more Fronting Lenders have made one or more Fronting Lender Loans in respect of a Defaulting Lender, such Defaulting Lender shall on demand by a Fronting Lender, advance funds in respect of the aggregate Defaulted Amount in respect of which such Fronting Lender made Fronting Lender Loans pursuant to clause (i) or clause (ii) below:

(i)            If such Fronting Lender elects to have funds provided under this clause (i), the Defaulting Lender, without regard to any failure of the conditions set forth in Section 4.2 to be satisfied with respect to such Loan, shall make a Loan to the Borrower hereunder in the amount of the aggregate outstanding principal amount of the Fronting Lender Loans of such Fronting Lender in respect of such Defaulting Lender and simultaneously purchase from such Fronting Lender the right to receive the accrued and unpaid interest on such Fronting Lender Loans for a purchase price equal to the amount of such accrued and unpaid interest.  Any Loan described in this clause (i) shall be made available by the Defaulting Lender through its applicable Lending Office to the Administrative Agent at the Administrative Agent’s Payment Office for such account as the Administrative Agent shall designate, in immediately available funds.  On any date on which any such amounts are made available to the Administrative Agent by a Defaulting Lender, the Administrative Agent shall notify the Borrower and each affected Fronting Lender and shall disburse such amounts in like funds by transferring such amounts to the affected Fronting Lenders, in proportion to their respective Fronting Lender Commitments relating to such Defaulting Lender.  Such disbursement received by a Fronting Lender, to the extent thereof, shall be deemed to constitute the prepayment of outstanding principal amount of its Fronting Lender Loans relating to such Defaulting Lender and the purchase by such Defaulting Lender of the right to receive the accrued and unpaid interest thereon concurrently with the making of the Loan by such Defaulting Lender, but as between such Defaulting Lender and the Borrower, such Fronting Lender Loans shall be deemed to be continued on such date as a Loan hereunder owed to such Defaulting Lender and interest thereon shall accrue from the date on which interest was last paid on such Fronting Lender Loans (or, if no interest has been paid thereon, from the date on which such Fronting Lender Loans were made).

(ii)           If such Fronting Lender elects to have funds provided under this clause (ii), the Defaulting Lender, without regard to any failure of the conditions set forth in Section 4.2 to be satisfied with respect to such Loan, shall purchase the Fronting Lender Loans of such Fronting Lender in respect of such Defaulting Lender or participations therein, in either case for a purchase price equal to the outstanding principal amount of the Fronting Lender Loans or portion thereof being purchased or in which a participation is being purchased, plus accrued and unpaid interest thereon.  Such purchase price shall be made available by the Defaulting Lender through its applicable Lending Office to the Administrative Agent at the Administrative Agent’s Payment Office for such account as the Administrative Agent shall designate, in immediately available funds.  On any date on which any such amounts are made available to the Administrative Agent by a Defaulting Lender, the Administrative Agent shall notify the Borrower and each affected Fronting Lender and shall disburse such amounts in like funds by transferring such amounts to the affected Fronting Lenders, in proportion to their respective Fronting Lender Commitments relating to such Defaulting Lender.  Upon payment in accordance with this clause (ii) and to the extent of the payment received by a Fronting Lender representing the outstanding principal amount of its Fronting Lender Loans to such Defaulting Lender, at the election of such Fronting Lender either (A) such Fronting Lender shall be deemed to have assigned to the Defaulting Lender such portion of such Loan, in which case such portion shall cease to be a Fronting Lender Loan and shall be continued as a Loan hereunder made pursuant to the Commitment of such Defaulting Lender, and the outstanding principal amount thereof shall cease to be evidenced by the Fronting Lender Note held by such Fronting Lender and shall become evidenced by the Note held by such Defaulting Lender, without further action by any party, or (B) such Defaulting Lender shall be deemed to have purchased a participation in such Fronting Lender’s Fronting Lender Loan pursuant to Section 10.8(c).

In addition to the foregoing and to the rights of Fronting Lenders to receive interest in respect of Fronting Lender Loans as provided herein (or payments of purchase price in respect thereof as provided in this Section 2.11), such Defaulting Lender shall pay compensation to its Fronting Lenders on demand in respect of the outstanding principal amount of each Fronting Lender Loan made in respect of such Defaulting Lender calculated at a per annum rate equal to two percent (2.0%) for the period commencing on the date on which such Fronting Lender Loan was made and continuing until the date such Loan is repaid (including pursuant to clause (i) above) or the purchase price described in clause (ii) above is received by such Fronting Lender.

ARTICLE 3.

REDUCTION, TERMINATION AND EXTENSION OF COMMITMENT

Section 3.1.   Commitment, Administrative Agent and Fronting Fees.

(a)           The Borrower hereby agrees to pay to the Administrative Agent for the account of the Lenders a nonrefundable commitment fee for the period commencing on the Effective Date and ending on the Maturity Date (or on such earlier date on which the Commitments shall have been terminated), at the rate of 55 basis points (0.55%) per annum on the Available Commitment.  Such fee shall be payable in immediately available funds quarterly in arrears on the last Business Day of each March, June, September and December, commencing September 30, 2007, and on the Maturity Date (or on such earlier date on which the Commitments shall have been terminated) and shall be calculated on the average daily amount of the Available Commitment for the period commencing on and including the most recent payment date (or, in the case of the first payment date, commencing on and including the Effective Date), and ending on but excluding the applicable payment date.

(b)           Except to the extent otherwise provided herein, each payment of the commitment fee accruing under Section 3.1(a) shall be made for the account of the Lenders, pro rata according to their respective Commitments; provided that, so long as a Lender is a Defaulted

Lender, its share of the commitment fee shall instead be for the account of the Fronting Lenders with respect to such Defaulted Lenders, pro rata according to their respective related Fronting Lender Commitments.

(c)           The Borrower hereby agrees to pay to the Administrative Agent for its own account the fees set forth in the fee letter between the Borrower and the Administrative Agent which refers to this Section 3.1(c) (the “Administrative Agent Fee Letter”).

(d)           The Borrower further hereby agrees to pay to each Fronting Lender the fees set forth in the Fronting Lender Supplement to which such Fronting Lender is a party.

Section 3.2.   Termination, Reduction or Extension of Commitments.

(a)           The Borrower may at any time terminate the Maximum Commitment by giving the Administrative Agent at least one (1) Business Day notice thereof and may at any time reduce the Maximum Commitment by giving the Administrative Agent at least three (3) Business Days notice thereof.  Each such reduction shall reduce the Maximum Commitment only in integral multiples of $5,000,000.  Any notice of reduction or termination pursuant to this Section 3.2(a) shall be irrevocable.  Any such reduction shall be applied to the Commitment of each Lender pro rata based upon their respective Commitments as in effect immediately prior to such reduction, and any such termination shall terminate the Commitments of all Lenders.

(b)           If any Lender shall have become a Downgraded Lender, the Borrower may terminate the Commitment (and, if applicable, Fronting Lender Commitment) of such Lender by notice to the Administrative Agent and such Lender, unless prior to the effective date of such termination such Lender ceases to be a Downgraded Lender.  Any such termination shall be effective on the date of termination specified in such notice.  On the effective date of any termination referred to in this Section 3.2(b), the Commitment and any further obligation of such Downgraded Lender to make Loans hereunder shall terminate.  Subject to the foregoing, any notice of termination given pursuant to this Section 3.2(b) shall be irrevocable.

(c)           Before (but not earlier than 120 days nor later than 90 days before) each anniversary of the Maturity Date, the Borrower may make a written request (an “Extension Request”) to the Administrative Agent who shall forward a copy to each of the Lenders that the Effective Date and the Maturity Date be extended by one calendar year.  Such Extension Request shall include a certification by a senior officer of the Borrower that no Default or Event of Default has occurred and is continuing and all representations and warranties contained herein and the other Loan Documents are true and correct in all material aspects on and as of the date of the Extension Request (it being understood and agreed that any representation or warranty which expressly refers by its terms to a specified date shall be required to be true only as of such date).  If by the date occurring 45 days next succeeding the Administrative Agent’s receipt of such Extension Request, any Lender agrees thereto in writing by so indicating on counterparts of the Extension Request and delivering such counterpart to the Borrower and provided that no Loans have been made through the Maturity Date then in effect, the “Effective Date” as to such Lender shall mean the 30th day of June occurring in the year in which such extension occurs and the “Maturity Date” as to such Lender shall mean the 30th day of June occurring in the calendar year next succeeding the Maturity Date then in effect.  Any failure by a Lender to so notify the

Borrower shall be deemed to be a disapproval by such Lender of the Borrower’s Extension Request.  If an extension has become effective as provided herein, the Commitment of any Lender which does not so agree to such extension, and the Fronting Commitment of such Lender if such Lender is a Fronting Lender, shall terminate on the 30th day of June in the year in which such extension occurs.  No Lender shall be obligated to grant any extension pursuant to this Section 3.2(c) and any such extension shall be in the sole discretion of each Lender.  The Borrower shall pay to each Lender which does not so agree all amounts owing under its Note and this Agreement on the effective date of the termination of such Lender’s Commitment.

(d)           If less than all of the Lenders consent to an Extension Request (each Lender that has not so consented being a “Declining Lender”, and each other Lender being an “Extending Lender”), the Borrower shall have the right to require any Declining Lender to assign in full its rights and obligations under this Agreement (i) to any one or more Extending Lenders designated by the Borrower that have offered in their returned counterpart of the Extension Request to increase their respective Commitments (and, if any such Extending Lender is a Fronting Lender, its Fronting Commitment) (each such Extending Lender being an “Increasing Extending Lender”) and/or (ii) to any one or more transferees designated by the Borrower and consented to by the Administrative Agent that agree to assume all of such rights and obligations (each such transferee being a “Replacement Lender”), provided that (1) such Declining Lender shall have received payment of all amounts owing under its Note and this Agreement on the effective date of such assignment, (2) such assignment shall otherwise have occurred in compliance with Section 10.8, (3) the aggregate amount of the increases in the Commitments (and, if applicable, Fronting Commitments) of Increasing Extending Lenders plus the new Commitments (and, if applicable, Fronting Commitments) of Replacements Lenders shall be equal to the amount of such Declining Lender’s Commitment (and, if applicable, its Fronting Commitment), and (3) the effective date of such assignment shall be the date specified by the Borrower and agreed to by each Replacement Lender or Increasing Extending Lender, as the case may be, which date shall be on or prior to the applicable Maturity Date.

(e)           The Administrative Agent shall give prompt notice to each Lender of any reduction, termination or extension of the Maximum Commitment or of the Commitment of any Lender pursuant to this Section 3.2.

Section 3.3.   Yield Protection.

(a)           If any law, rule, regulation or guideline, whether or not having the force of law (including any United States or foreign law, rule, regulation or guideline) or the enforcement, interpretation or administration thereof by any court or any administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof shall at any time after the date of this Agreement (A) impose, modify or deem applicable any reserve, special deposit or similar requirement (including pursuant to Regulation D of the Board of Governors of the Federal Reserve System) against credits or commitments to extend credit extended by, or participations therein by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender or any Participant (or any Lending Office thereof), or (B) subject credits or commitments to extend credit extended by any Lender or any Participant (or any Lending Office thereof) to any assessment or other cost imposed by the Federal Deposit Insurance Corporation or any successor thereto, or (C) impose on any Lender or any Participant (or any Lending Office thereof) any other or similar condition regarding this Agreement, the commitments or obligations of any Lender or any Participant (or any Lending Office thereof) hereunder or the participation of such Participant (or any Lending Office thereof) therein, and the result of any such event shall be to increase the cost to such Lender or such Participant (or such Lending Office thereof) of making, funding or maintaining (or agreeing to make, fund or maintain) its Loans or its commitments or obligations hereunder or its participation therein by an amount which such Lender or such Participant shall in its reasonable judgment deem to be material (which increase in cost shall be the result of the reasonable allocation by such Lender or such Participant, as the case may be, of the aggregate of such cost increases resulting from such events), then, upon demand from such Lender in accordance with Section 3.3(c), the Borrower shall pay to the Administrative Agent (for the account of such Lender or such Participant, as the case may be) from time to time as specified by such Lender (which shall be at least 30 days after the related notice from such Lender or such Participant given pursuant to Section 3.3(c)) additional amounts which shall be sufficient to compensate such Lender or Participant, as the case may be, for such increased cost, together with interest on each such amount from the date payment is due until the date of payment in full thereof at the rate set forth in Section 3.5(f).

(b)           If any Lender or any Participant shall have determined in its reasonable judgment that the adoption after the date hereof of any law, rule, regulation or guideline (whether or not having the force of law) regarding capital adequacy (including any United States or foreign law, rule, regulation or guideline), or any change in any applicable law, rule, regulation or guideline, as the case may be, or any change in the enforcement or interpretation or administration thereof by any court or any administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Participant (or any Lending Office thereof) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender or such Participant or of its bank holding company, if any, as a consequence of the obligations of such Lender hereunder or under the participation of such Participant therein to a level below that which such Lender, such Participant or such bank holding company could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such Participant, as the case may be, and of its bank holding company, if any, with respect to capital adequacy) by an amount deemed by such Lender or such Participant to be material, then upon demand from such Lender in accordance with Section 3.3(c), the Borrower shall pay to the Administrative Agent (for the account of such Lender or such Participant, as the case may be) from time to time as specified by such Lender (which shall be at least 30 days after the related notice from such Lender or such Participant given pursuant to Section 3.3(c)) such additional amount or amounts as will compensate such Lender, Participant or bank holding company, as the case may be, for such reduction, together with interest on each such amount from the date payment is due until the date of payment in full thereof at the rate set forth in Section 3.5(f).

(c)           Each demand by any Lender or any Participant for compensation pursuant to Section 3.3(a) or 3.3(b) shall be made by notice to the Borrower, accompanied by a certificate of such Lender or such Participant, as the case may be, in reasonable detail setting forth the computation of such compensation (including the reason therefor), which certificate shall be conclusive, absent manifest error.  In determining such amount, such Lender or such Participant may use any reasonable averaging and attribution methods.  A copy of any such demand shall be sent to the Administrative Agent concurrently when given to the Borrower.  The provisions of this Section 3.3 shall survive termination of this Agreement.

Section 3.4.   Reimbursement.   Whenever any Lender or any Participant shall sustain or incur any losses, expenses and liabilities (including any interest paid by such Lender or such Participant to lenders of funds borrowed by it to make or carry any Loan or its participation therein, any termination costs paid by such Lender or such Participant to other parties to interest rate swap or similar arrangements, and any loss, including lost profits sustained by such Lender or such Participant in connection with the re-employment of such funds) in connection with (i) the failure by the Borrower to borrow any Loan after having given notice of its intention to borrow in accordance with Section 2.2(a) (whether by reason of the Borrower’s election not to proceed or the nonfulfillment of any of the conditions set forth in Article 4), or (ii) the failure by the Borrower to pay the principal amount of any Loan when due (whether at maturity, on the date fixed for prepayment, by reason of acceleration or otherwise) other than solely by reason of the operation of the provisions of Section 2.7 and the unavailability or insufficiency of Pledged Recoveries or Pledged Premiums to pay such amounts, the Borrower agrees to pay to the Administrative Agent (for the account of such Lender or Participant, as the case may be), upon demand by such Lender or Participant, an amount sufficient to compensate such Lender or such Participant for all such losses and out-of-pocket expenses.  The provisions of this Section 3.4 shall survive termination of this Agreement.

Section 3.5.   Manner of Payment; Calculations, etc.

(a)           Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans and any other amount owed to the Administrative Agent or any Lender under this Agreement or the Notes shall be made not later than 12:00 noon (New York City time) on the date specified for payment under this Agreement to the Administrative Agent at the Payment Office, for the account of such Lender or the Administrative Agent, as the case may be, and any payments received by the Administrative Agent after such time shall be deemed to have been paid on the next succeeding Business Day.  In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender.  If the Administrative Agent shall not have received any payment from the Borrower on any such date and at such time, the Administrative Agent will notify the Lenders accordingly.  All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense.

(b)           The Borrower will make all payments of principal, interest and any other amounts on, or in respect of, the Notes or the other Loan Documents without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the Borrower is organized or any other jurisdiction from which or through which a payment is made by the Borrower (a “Taxing Jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such Taxes are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or (y)

an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including a holding by a court of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction or any political subdivision thereof).  If a withholding or deduction at source is required, the Borrower will, subject to certain limitations and exceptions described below, pay to the holder of Notes or other party to which such payment is owed such additional amounts as may be necessary so that every net payment of principal, interest or any other amount made to such Person, after the withholding or deduction, will not be less than the amount provided for in such Note or other Loan Document to be then due and payable.

The Borrower will not be required to pay any additional amounts pursuant to the preceding paragraph to the holder of Notes or other party to which such amount is owed for or on account of:

(i)            any Tax which would not have been imposed but for the fact that such Person (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of claims under such Note or other Loan Document, or (B) in the case of payments on a Note, presented such Note for payment in the relevant Taxing Jurisdiction or any political subdivision thereof, or presented such Note for payment more than 90 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later;

(ii)           any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(iii)          (A) any Tax that is imposed or withheld by reason of the failure by such Person to comply with Section 3.5(c) of this Agreement or (B) with any reasonable request by the Borrower addressed to such Person within 60 days of such request (such request to include any relevant form required to provide the following information or declaration in English) (x) to provide information concerning the nationality, residence or identity of the Person or (y) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(iv)          any withholding or deduction required to be made pursuant to EU Directive on the taxation of savings implementing the conclusions of ECOFIN council meetings of 26-27 November 2000 or 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(v)           any combination of items (i), (ii), (iii) or (iv) above.

In addition, the Borrower shall not be required to pay additional amounts with respect to any payment of principal, interest or any other amounts on, any Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such Note to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such Note.

A certificate of any Lender, the Administrative Agent or the Collateral Agent as to additional amounts due under this Section 3.5(b), stating in reasonable detail the amount and nature thereof, shall, absent manifest error, be final, conclusive and binding on the parties hereto.  The provisions of this Section 3.5(b) shall survive termination of this Agreement.

(c)           (i) A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located or subject to tax, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or other Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice such Lender.  To the extent, if any, the Borrower is a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “U.S. Borrower”), each Lender (or Transferee) that is not a U.S. Person (a “Non-U.S. Lender”) shall deliver to the U.S. Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI or W-8IMY, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments by the U.S. Borrower under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non U.S. Lender within 10 Business Days of the request by the U.S. Borrower.  If any Non-U.S. Lender provides a Form W-8IMY, such Non-U.S. Lender must also attach the additional documentation that must be transmitted with the Form W-8IMY.  Each Lender and Participant agrees to notify the Administrative Agent and the Borrower promptly of any change in circumstances or applicable law which would modify or render invalid any exemption claimed pursuant to this clause (i).

(ii)           Notwithstanding anything to the contrary contained in Section 3.5(b), but subject to the immediately succeeding sentence, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or under the other Loan Documents (without any obligation to pay the respective Lender additional amounts with respect thereto) for the account of any Non-U.S. Lender which has not provided to the Borrower such forms required to be provided to the Borrower pursuant to clause (i) of this Section 3.5(c). Notwithstanding anything to the contrary contained in the preceding sentence, the Borrower agrees to indemnify each Lender in the manner set forth in Section 3.5(b) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

(d)           If any payment under this Agreement or under the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

(e)           Interest on the Loans and commitment fees shall be computed on the basis of a year of 365 (or, if applicable, 366) days and for the actual number of days elapsed.

(f)            If any payment under this Agreement shall not be paid when due, such payment shall, unless otherwise specified herein or in the Notes, bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment (after as well as before judgment), at a rate per annum equal to the Default Rate.

(g)           If some but less than all amounts due from the Borrower are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority:  (i) to the payment of all other amounts not otherwise referred to in this Section 3.5(g) then due and payable hereunder or under the Notes, (ii) to the payment of interest then due and payable on the Loans, and (iii) to the payment of principal then due and payable on the Loans.

ARTICLE 4.

CONDITIONS PRECEDENT

Section 4.1.   Conditions Precedent to Commitments.   The obligations of the Lenders to make Loans under this Agreement shall become effective upon the satisfaction of the following conditions on or before such date to the reasonable satisfaction of the Administrative Agent:

(a)           As of the date of this Agreement, (i) there shall exist no Default or Event of Default, and (ii) all representations and warranties made by the Borrower herein or in any of the other Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made at and as of such time;

(b)           Each Lender shall have received a Note dated the date of this Agreement, in a principal amount equal to its Commitment and otherwise meeting the requirements of Section 2.3;

(c)           Each Fronting Lender shall have received a Fronting Lender Note dated the date of this Agreement and otherwise meeting the requirements of Section 2.11;

(d)           The Administrative Agent, the Collateral Agent and the Borrower shall have entered into the Security Agreement and Collateral Assignment, substantially in the form of Exhibit C hereto (the “Security Agreement”);

(e)           The Administrative Agent shall have received (i) results of Uniform Commercial Code searches with respect to the name “Assured Guaranty Re Ltd.” from the office of the Recorder of Deeds of the District of Columbia, confirming the absence of Liens on the Collateral other than in favor of the Collateral Agent for the benefit of the Lenders, (ii) Form Number 9, Particulars of a Mortgage or Charge, executed by the Borrower in form appropriate for registration, together with the Security Agreement, with the Bermuda Registrar of Companies; and Uniform Commercial Code financing statements naming the Borrower as debtor and the Collateral Agent as secured party, appropriate for the perfection of the Collateral Agent’s Lien on the Collateral created and held for the benefit of the Lenders under the Security Agreement, to the extent such Lien can be perfected by filing under the Uniform Commercial Code, shall have been duly filed with the appropriate office in the District of Columbia, and all fees, taxes and other charges in connection therewith shall have been paid and (iii) evidence of all other filings as may be necessary or, in the opinion of the Collateral Agent, desirable to register and perfect the security interests purported to be created by the Security Agreement and that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect, register and protect the security interests purported to be created by the Security Agreement have been taken;

(f)            The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)            A certificate of the President of the Borrower, dated the date of this Agreement, (A) to the effect that the conditions set forth in Sections 4.1(a) hereof have been satisfied and that no governmental filings, consents and approvals (except for the registration of Form Number 9, Particulars of a Mortgage or Charge, and the Security Agreement with the Bermuda Registrar of Companies and the filing of the UCC-1 Financing Statements with the appropriate office in the District of Columbia), are necessary to be secured by the Borrower in order to permit the borrowings hereunder, the grant of the Lien under the Security Agreement and the execution, delivery and performance in accordance with their respective terms of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby, and (B) certifying the incumbency and signatures of the officers signing the Loan Documents on behalf of the Borrower;

(ii)           a certificate of compliance with respect to the Borrower issued as of a recent date by the Bermuda Registrar of Companies;

(iii)          a certificate of the Secretary or an Assistant Secretary of the Borrower, to which is attached copies of the memorandum of association and certificate of incorporation of the Borrower, the by-laws of the Borrower and of resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance in accordance with their respective terms of the Loan Documents, certifying (A) that the memorandum of association and certificate of incorporation of the Borrower are attached and are in full force and effect, (B) that the by-laws are attached and are in full force and effect, and (C) that such resolutions were duly adopted and are in full force and effect;

(iv)          a certificate of compliance with respect to the Borrower issued by the Bermuda Monetary Authority pursuant to the Bermuda Insurance Law;

(v)           opinions of Conyers, Dill & Pearman, special Bermuda counsel for the Borrower, and Mayer, Brown, Rowe & Maw LLP, special New York counsel for the Borrower, each dated as of the date of this Agreement, which are substantially to the effect set forth in the forms attached hereto as, respectively, Exhibits G and H; and

(vi)          such other documents, instruments or approvals (and, if reasonably requested by either the Administrative Agent or the Majority Lenders, duplicates or executed copies thereof certified by an appropriate governmental official or an authorized officer of the Borrower) as either Agent or the Majority Lenders may reasonably request;

(g)           The Administrative Agent shall receive a certificate, dated within five (5) days of the date of this Agreement, signed by the president or a senior financial officer of the Borrower, setting forth in reasonable detail as of July 31, 2007 (i) a list of the largest 25 Insured Obligations in the Covered Portfolio and the largest 5 non-U.S. Insured Obligations contained in the Covered Portfolio by country and (ii) each claim paid by the Borrower under any Insurance Contract with respect to such Insured Obligations equal to or greater than $10,000,000;

(h)           All necessary governmental (Bermuda and non-Bermuda) and third party approvals in connection with the transactions contemplated by the Loan Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Loan Documents and otherwise referred to herein or therein;

(i)            No litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or with respect to any material Indebtedness of the Borrower or which any Lender shall determine would reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole or the Covered Portfolio, and there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans;

(j)            Nothing shall have occurred (and neither any Lender nor the Administrative Agent shall have become aware of any fact or condition not previously known) which is reasonably likely to have a material adverse effect on the rights or remedies of the Lenders or on the ability of the Borrower to perform its obligations to the Lenders, or which is reasonably likely to have a materially adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or the Covered Portfolio;

(k)           The Administrative Agent shall have received reasonably satisfactory evidence that claims-paying ability of the Borrower is publicly assigned a rating of Aa2 by Moody’s and AA by S&P;

(l)            The Administrative Agent Fee Letter shall be satisfactory to the Borrower and the Administrative Agent and all fees payable on the date of this Agreement pursuant thereto or to any Fronting Lender Supplement shall have been paid; and

(m)          All legal proceedings and all instruments in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent.

A certificate of the Administrative Agent delivered to the Borrower stating that this Agreement has become effective shall be conclusive evidence thereof.

Section 4.2.   Conditions Precedent to Each Loan.   The obligation of each Lender to make each Loan is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the making of such Loan, unless waived in writing by the Administrative Agent and each Lender:

(a)           The Administrative Agent shall have received the appropriate notice of borrowing pursuant to Section 2.2(a);

(b)           The Loss Threshold Incurrence Date shall have occurred;

(c)           Immediately after giving effect to each such Loan, the aggregate principal amount of Loans made hereunder, determined without regard to any repayments or prepayments thereof, shall not exceed the Cumulative Losses incurred after the Loss Threshold Incurrence Date;

(d)           The aggregate amount of such Loan does not exceed the aggregate Available Commitment in effect on such date (after giving effect to any reduction of the Maximum Commitment on such date pursuant to Section 3.2); and

(e)           The aggregate amount of such Loan to be made by any Lender (other than a Fronting Lender Loan) does not exceed the Commitment of such Lender in effect on such date (after giving effect to any reduction thereof on such date pursuant to Section 3.2) minus the aggregate principal amount of Loans theretofore made by such Lender (other than a Fronting Lender Loan) hereunder without regard to any repayment or prepayment thereof.

Each borrowing hereunder, whether or not accompanied by a written notice of borrowing, shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the satisfaction of the conditions set forth in paragraphs (b), (c), (d) and (e) above.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES; OTHER AGREEMENTS

In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to the Administrative Agent and the Lenders, which shall survive the execution and delivery of this Agreement and the making of each Loan:

Section 5.1.   Due Organization, Etc.   The Borrower is an exempted company duly incorporated, validly existing and in good standing under the laws of Bermuda, is duly qualified as a foreign company in good standing in each jurisdiction in which failure to so qualify would materially adversely affect its business, assets, operations or financial condition, and has all requisite power and authority and all requisite governmental licenses, authorizations, permits, consents and approvals to conduct its business and to own its properties.

Section 5.2.   Due Authorization, Etc.   The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents are within its company powers, have been duly authorized by the Borrower and do not and will not (i) violate any provision of any law, rule, regulation (including the Bermuda Insurance Law, the U.S. Investment Company Act of 1940 or Regulations U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or of the memorandum of association, certificate of incorporation or by-laws of the Borrower, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (iii) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower (other than as contemplated by the Loan Documents), other than, in the case of clauses (ii) and (iii), breaches, defaults or Liens which would not reasonably be expected to materially and adversely affect the business, assets, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document.

Section 5.3.   Approvals.   No consent, approval or other action by, or any notice to or filing with any court or administrative or governmental body, other than the registration and filings described in Section 4.1(e), each of which has been made prior to the date of this Agreement, is or will be necessary for the valid execution, delivery or performance by the Borrower of this Agreement or any of the other Loan Documents.

Section 5.4.   Enforceability.   This Agreement and each of the other Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, the rights of creditors of insurers, the supervisory power of insurance regulatory authorities, and the availability of equitable remedies, whether such matter is heard in a court of law or a court of equity and to possible judicial action giving effect to foreign governmental actions or laws affecting creditors’ rights.

Section 5.5.   Pari Passu Obligations.   Except with respect to the Borrower’s obligations to pay the principal of and interest on the Loans (which the Lenders acknowledge are limited by Section 2.7), the obligations of the Borrower under this Agreement and the other Loan Documents are recourse and general obligations of the Borrower which shall at all times rank at least pari passu in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of the Borrower; except for obligations mandatorily preferred by law and secured obligations to pay claims under Insurance Contracts.

Section 5.6.   Financial Information, etc.

(a)           The Borrower has heretofore furnished to the Administrative Agent and, through the Administrative Agent, to each Lender the consolidated balance sheets of the Parent and its consolidated subsidiaries at December 31, 2004, 2005 and 2006 and at March 31, 2007 and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows of the Parent and its consolidated subsidiaries for the fiscal years or three month period, as the case may be, ended on such dates.  Such financial statement present fairly, subject, in the case of such balance sheet as at March 31, 2007, and the related statements for the three months then ended, to normal year-end audit adjustments, the consolidated financial condition of the Parent and its consolidated subsidiaries at such dates and the consolidated results of operations, comprehensive income, shareholders’ equity and cash flows of the Parent and its consolidated subsidiaries for the respective periods ended on such dates.  All such financial statements have been prepared in accordance with United States generally accepted accounting principles and practices consistently applied, subject, in the case of such balance sheet as at March 31, 2007, and such related statements for the three months then ended, to normal year-end audit adjustments.

(b)           The Borrower has heretofore furnished to the Administrative Agent and, through the Administrative Agent, to each Lender the consolidated balance sheets of the Borrower and its consolidated subsidiaries at December 31, 2004, 2005 and 2006 and at March 31, 2007 and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows of the Borrower and its consolidated subsidiaries for the fiscal years or three month period, as the case may be, ended on such dates.  Such financial present fairly, subject, in the case of such balance sheet as at March 31, 2007, and the related statements for the three months then ended, to normal year-end audit adjustments, the consolidated financial condition of the Borrower and its consolidated subsidiaries at such dates and the consolidated results of operations, comprehensive income, shareholders’ equity and cash flows of the Borrower and its consolidated subsidiaries for the respective periods ended on such dates.  All such financial statements have been prepared in accordance with United States generally accepted accounting principles and practices consistently applied, subject, in the case of such balance sheet as at March 31, 2007, and such related statements for the three months then ended, to normal year-end audit adjustments.

(c)           The Borrower has heretofore furnished to the Administrative Agent and, through the Administrative Agent, to each Lender the consolidated balance sheets of the Assured Guaranty Corp. and its consolidated subsidiaries at December 31, 2004, 2005 and 2006 and at March 31, 2007 and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows of the Assured Guaranty Corp. and its consolidated subsidiaries for the fiscal years or three month period, as the case may be, ended on such dates.  Such financial present fairly, subject, in the case of such balance sheet as at March 31, 2007, and such related statements for the three months then ended, to normal year-end audit adjustments, the consolidated financial condition of the Assured Guaranty Corp. and its consolidated subsidiaries at such dates and the consolidated results of operations, comprehensive income, shareholders’ equity and cash flows of the Assured Guaranty Corp. and its consolidated subsidiaries for the respective periods ended on such dates.  All such financial statements have been prepared in accordance with United States generally accepted accounting principles and practices consistently applied, subject, in the case of such balance sheet as at March 31, 2007, and such related statements for the three months then ended, to normal year-end audit adjustments.

(d)           The Borrower has heretofore furnished to the Administrative Agent and, through the Administrative Agent, to each Lender the Borrower’s annual statements and its financial statements as filed with the Department for the years ended December 31, 2005 and 2006 and its quarterly statements and financial statements as filed with the Department for the three-month period ended March 31, 2007.  Such financial statements present fairly, subject, in the case of such financial statements as at March 31, 2007 and for the three months then ended, to normal year-end audit adjustments, the financial condition of the Borrower as of the respective dates of such statements.  Such annual and quarterly financial statements were prepared in accordance with the statutory accounting principles set forth in the Bermuda Insurance Law, all of the assets described therein were the absolute property of the Borrower at the dates set forth therein, free and clear of any liens or claims thereon, except as therein stated, and each such annual statement is a full and true statement of the assets and liabilities and of the condition and affairs of the Borrower as of the end of the respective periods covered thereby and of its income and deductions therefrom for such periods.

(e)           The Borrower has heretofore furnished to the Administrative Agent and, through the Administrative Agent, to each Lender the annual statements of Assured Guaranty Corp. and its financial statements as filed with the Maryland Department of Insurance for the years ended December 31, 2005 and 2006 and its quarterly statements and financial statements as filed with the Maryland Insurance Administration for the three-month period ended March 31, 2007.  Such financial statements present fairly, subject, in the case of such financial statements as at March 31, 2007 and for the three months then ended, to normal year-end audit adjustments, the financial condition of Assured Guaranty Corp. as of the respective dates of such statements.  Such annual and quarterly financial statements were prepared in accordance with the statutory accounting principles set forth in the Insurance Article of the Annotated Code of Maryland and related regulations, all of the assets described therein were the absolute property of Assured Guaranty Corp. at the dates set forth therein, free and clear of any liens or claims thereon, except as therein stated, and each such annual statement is a full and true statement of the assets and liabilities and of the condition and affairs of Assured Guaranty Corp. as of the end of the respective periods covered thereby and of its income and deductions therefrom for such periods

(f)            Since March 31, 2007, there has been no material adverse change in the business, operations, property, assets or condition (financial or otherwise) of the Borrower, the Borrower and its consolidated subsidiaries taken as a whole, the Parent and its consolidated subsidiaries taken as a whole or Assured Guaranty Corp. and its consolidated subsidiaries taken as a whole.  Except as fully reflected in the Borrower’s consolidated financial statements described above in this Section 5.6, as of the date of such financial statements, there were no liabilities or obligations with respect to the Borrower or any of its consolidated subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or to the Borrower and its consolidated subsidiaries taken as a whole.  The Borrower does not know of any basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in such financial statements which, either individually or in the aggregate, would be material to the Borrower or to the Borrower and its consolidated subsidiaries taken as a whole.

Section 5.7.   Litigation.   There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, or any properties or rights of the Borrower, by or before any court, arbitrator or administrative or governmental body in which there is a reasonable possibility of an adverse decision or determination which could materially and adversely affect the business, assets, operations or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document or which in any way draws into question the validity or enforceability of this Agreement or any of the other Loan Documents.

Section 5.8.   Taxes.   The Borrower has filed all material income, franchise, excise and other tax returns which are required to be filed, and has paid all taxes as shown on said returns and all assessments received by it to the extent that such taxes have become due, other than taxes being contested in good faith and for which adequate reserves have been established.

Section 5.9.   Absence of Defaults, etc.   The Borrower is not in violation of any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or of the memorandum of association or by-laws of the Borrower, or in default under any material indenture, agreement, lease or instrument to which it is a party or by which it or any of its properties may be subject or bound where, in any such case, such violation or default may result in a material adverse effect on the business, assets, operations or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole or on its ability to perform its obligations under this Agreement or any other Loan Document.

Section 5.10.   Permits.

(a)           The Borrower has all franchises, permits, licenses and other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of such entity, and it is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(b)           The Borrower owns or possesses all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights, (or valid licenses thereof) and is the exclusive owner or has valid rights to use all the technology and know-how necessary to conduct the Borrower’s business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Borrower or the Borrower and its Subsidiaries, taken as a whole, and the Borrower has not received any notice of infringement upon or conflict with the asserted rights of others.

Section 5.11.   Properties.   The Borrower has title to all material personal property owned by it, in each case, free and clear of all liens, claims and encumbrances and defects, except such as are described therein or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Borrower.  With respect to any property and assets leased by the Borrower, it is in compliance in all material respects with the terms of such leases and hold valid leasehold interests free of any liens, claims or encumbrances, except where failure to do so would not materially affect the operations or condition, financial or otherwise, of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

Section 5.12.   Compliance with Insurance Law.   The Borrower is authorized under Bermuda law to conduct the business of insurance and/or reinsurance as permitted by its certificate of registration under Bermuda Insurance Law (the “Certificate of Registration”).  The Borrower is in compliance in all material respects with all applicable provisions of the Bermuda Insurance Law and applicable regulations thereunder.  Without limiting the generality of the foregoing, the Borrower (a) has all other requisite governmental licenses, authorizations, permits, consents and approvals to conduct its insurance and other business as presently conducted and proposed to be conducted in Bermuda and each other jurisdiction, if any,  in which it writes or issues policies of insurance (including any form of financial guaranty insurance, fidelity and surety insurance or credit insurance), surety bonds, guaranties, contracts of reinsurance or other undertakings similar to the foregoing (collectively, “Insurance Contracts”) or in which it conducts business, except for failures, if any, to have such licenses, authorizations, permits, consents and approvals which singly or in the aggregate do not have a material adverse effect on the business, assets, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents, (b) where required, has made all filings of each of its forms of Insurance Contracts and of its rates and charges with the relevant Department and all other administrative or governmental bodies required for the use thereof and has obtained all requisite approvals thereof, except for failures, if any, to file or to obtain such approvals which singly or in the aggregate do not have a material adverse effect on the business, assets, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents, (c) has duly established and maintains all reserves required under the Bermuda Insurance Law and the regulations of the relevant Department thereunder and other applicable laws, rules and regulations, except for failures, if any, to maintain reserves which do not have a material adverse effect on the business, assets, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents, (d) is in compliance with all conditions attached to its Certificate of Registration and continues to meet and maintain the relevant solvency margin(s), liquidity and other ratios applicable under the Bermuda Insurance Law, (e) has duly filed all annual statements, financial statements and other information and reports required to have been filed with the relevant Department and each other administrative or governmental body, except for failures, if any, to file which singly or in the aggregate do not have a material adverse effect on the business, assets, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents, and (f) is in compliance (and has not received any notice from the relevant Department or similar administrative or governmental body or an authorized representative thereof claiming that it is not in compliance) with the Bermuda Insurance Law and the regulations of the relevant Department thereunder and with all other applicable foreign, federal, state and other laws, rules and regulations relating to its insurance and other business, except with respect to failures, if any, to comply which singly or in the aggregate do not have a material adverse effect on the business, assets, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents.

Section 5.13.   Covered Portfolio.   Substantially all of the Insured Obligations in the Covered Portfolio on the date of this Agreement were insured or reinsured by the Borrower under Insurance Contracts in the form or forms heretofore supplied to the Administrative Agent, and each such Insurance Contract is the legal, valid, binding and enforceable obligations of the Borrower in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, the supervisory power of insurance regulatory authorities and the availability of equitable remedies.  In the Borrower’s reasonable judgment, the Insured Obligations represent an overall risk of loss (based on all factors including investment quality and geographical and market diversification) which is not materially greater than the risk of loss represented by all of the Borrower’s Insured Obligations as of the Effective Date.  To the Borrower’s knowledge, its rights included among the Collateral are valid and binding against the obligors thereunder in accordance with their respective terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, the supervisory power of insurance regulatory authorities and the availability of equitable remedies, except for such Collateral which, in the aggregate, will not have a material and adverse effect on the right and ability of the Collateral Agent, on behalf of the Lenders, in accordance with the Security Agreement, to realize upon the Collateral as a whole.

Section 5.14.   Investment Company Status.   Neither the Parent nor the Borrower is required to be registered as an “investment company,” as such term is defined in the United States Investment Company Act of 1940.

Section 5.15.   Ownership; Subsidiaries.   As of the date hereof, the authorized share capital of the Borrower consists of 1,377,587 common shares all of which are issued.  All such shares have been duly and validly issued, and are fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of their shares). The Borrower does not have outstanding any securities convertible into or exchangeable for its common shares or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its common shares.  Set forth on Schedule 4 hereto is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Borrower, together with, for each subsidiary, (i) the jurisdiction of organization of such Subsidiary, the Persons having an ownership interest therein and (ii) the nature of the ownership represented by such ownership interests. As of the date of this

Agreement, (a) the Borrower and, to the extent applicable, the appropriate Subsidiary owns free and clear of Liens, and has the unencumbered right to vote all outstanding ownership interest in each Person shown to be held by it in Schedule 4, (b) all of the issued and outstanding capital stock of each such Person organized as a corporation has been duly and validly issued, and are fully paid and nonassessable, and (c) no Subsidiary of the Borrower has any outstanding securities convertible into or exchangeable for capital stock or outstanding any rights to subscribe for or to purchase, or any option for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except as otherwise disclosed on Schedule 4.

Section 5.16.   Legal Form; No Deductions.   Other than the filings and registrations described in Section 4.1(j)(i), all formalities required in Bermuda for the validity and enforceability of this Agreement and each of the Loan Documents (including any necessary registration, recording, stamping or filing with any court or other government authority in Bermuda) have been accomplished, and no taxes (including stamp duties) remain required to be paid to the government of Bermuda or any political subdivision thereof or therein, and no notarization is required, for the validity and enforceability of this Agreement or any other Loan Document.

Section 5.17.   Choice of Law.   In any proceedings taken in Bermuda in relation to this Agreement or any of the other Loan Documents which by its terms is governed by New York law, the choice of New York law as the governing law of this Agreement and the other applicable Loan Documents and any judgment obtained in New York will be recognized and enforced.

Section 5.18.   Disclosure.   All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent or the Lenders (including all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Lenders will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.  There is no fact known to the Borrower which materially adversely affects the business, assets, operations or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations under this Agreement or any Loan Document which has not been set forth in this Agreement or in the financial statements referred to in Section 5.6.

ARTICLE 6.

COVENANTS

The Borrower agrees that, so long as any Loan remains outstanding or any obligation of the Borrower hereunder or under the Notes or any other Loan Document remains unpaid or unsatisfied or any Lender has any obligation to make a Loan or advance other amounts hereunder, unless the Administrative Agent and the Majority Lenders otherwise consent in writing:

Section 6.1.   Use of Proceeds.   The Borrower will use the proceeds of the Loans only to pay or reimburse itself for the payment of Losses, including establishing or maintaining Reserves, in respect of the Covered Portfolio.  No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System

Section 6.2.   Conduct of Business and Company Existence.   The Borrower will continue to engage in business substantially as conducted on the date of this Agreement and do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as an exempted company and material rights, licenses, permits and franchises, except where the failure to preserve, renew and keep in full force and effect such rights, licenses, permits and franchises will not have a material adverse effect on the business, assets, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents or the rights of the Administrative Agent, the Collateral Agent or the Lenders hereunder or under any other Loan Document or where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Section 6.3.   Compliance with Laws.   The Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including the Bermuda Insurance Law and the insurance laws of any other jurisdiction applicable to the Borrower) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Section 6.4.   Obligations and Taxes.   The Borrower shall pay all its material obligations promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings.

Section 6.5.   Maintenance of Insurance.   The Borrower will, and will cause each of its Subsidiaries to, (i) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent, upon its reasonable request, full information as to such insurance carried.

Section 6.6.   Liens.   The Borrower will not create, incur, assume or permit or suffer to exist any Lien upon or with respect to any Pledged Recoveries, the Collateral Account or funds therein or other Collateral, provided that the provisions of this Section 6.5 shall not prevent the creation, incurrence, assumption or existence of the following (“Permitted Liens”):

(a)           the Liens in favor of the Lenders under the Security Agreement or otherwise permitted thereunder;

(b)           inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings;

(c)           (i) Liens in respect of property or assets of the Borrower imposed by law, which were incurred in the ordinary course of business and do not secure indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, (ii) other similar Liens arising in the ordinary course of business, which relate to indebtedness which has not been paid when due and payable in accordance with its terms and which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and (iii) Liens on deposit and securities accounts which arise in the ordinary course of business and do not secure indebtedness for borrowed money;

(d)           Liens in respect of statutory preference or priorities granted to certain claims under Bermuda law;

(e)           good-faith pledges or deposits made in the ordinary course of business to secure statutory or regulatory obligations; and

(f)            Liens on assets in respect of liabilities assumed by Borrower in the ordinary course of the reinsurance business of Borrower.

Section 6.7.   Merger, Amalgamation or Sale of Assets.   The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of  merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, or permit any of its Subsidiaries so to do any of the foregoing, except that:

(i)            each of the Borrower and its Subsidiaries may in the ordinary course of business buy, sell or lease assets;

(ii)           any Subsidiary may wind up its affairs or liquidate or dissolve into, and may consolidate, amalgamate or merge with or into, the Borrower or any other Subsidiary of the Borrower;

(iii)          the assets or stock or shares of any Subsidiary of the Borrower may be purchased or otherwise acquired by any Person in an arms-length transaction for fair value, or by the Borrower or any other Subsidiary of the Borrower;

(iv)          the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the properties or assets of any Person (other than the Borrower) or acquire such Person by merger or amalgamation so long as (a) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, (b) the consolidated net worth (determined in accordance with U.S. generally accepted accounting principles) of the Borrower and its Subsidiaries taken as a whole immediately after giving effect to such purchase, acquisition, amalgamation or merger is at least equal to such consolidated net worth immediately prior to such purchase, acquisition, amalgamation or merger, (c) such purchase, acquisition, amalgamation or merger shall not result in any downgrading of the rating assigned to the Borrower’s claims paying ability by Moody’s or S&P from that in effect immediately prior to such purchase, acquisition or merger and (d) the Borrower shall deliver to the Agent a certificate of the president or the treasurer of the Borrower stating that such purchase, merger, amalgamation or acquisition complied with the conditions contained in this clause (iv);

(v)           the Borrower or any Subsidiary may amalgamate or merge into another Person so long as (a) such amalgamation or merger is solely for the purpose of changing domicile, (b) the surviving corporation assumes all obligations of the Borrower or any Subsidiary under each of the Credit Documents and (c) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto;

(vi)          any Subsidiary may take any action not otherwise permitted by this Section 6.6 so long as no Default or Event of Default has occurred and is continuing to the extent such action is not in any manner adverse to the security interest created pursuant to the Security Agreement or otherwise materially adverse to the Borrower or the Lenders; and

(vii)         intercompany transfers shall be permitted in accordance with Section 6.9.

Section 6.8.   Limitation on Modification of Indebtedness; Modifications of Charter, By-Laws and Certain Other Agreements; etc.   The Borrower will not, and will not permit any of its Subsidiaries to, (i) amend or modify, or permit the amendment or modification of, any provision of any Indebtedness or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) in any manner materially adverse to the security interest created pursuant to the Security Agreement or otherwise materially adverse to the Lenders or (ii) amend, modify or change its company charter (including by the filing or modification of any certificate or designation) or by-laws, or any agreement entered into by it, with respect to its share capital, or enter into any new agreement with respect to its share capital in any manner materially adverse to the security interest crated pursuant to the Security Agreement or otherwise materially adverse to the Lenders.

Section 6.9.   Affiliate Transactions.   The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in compliance with applicable law (including any applicable insurance law).

Section 6.10.   Underwriting Criteria.   The Borrower shall maintain its criteria for underwriting Insurance Contracts and related reinsurance substantially as in effect on the date of this Agreement.

Section 6.11.   Collection of Pledged Recoveries and Pledged Premiums.   The Borrower shall at all times use commercially reasonable efforts to collect and otherwise realize upon all Pledged Recoveries and Pledged Premiums in compliance with applicable law unless, with respect to Pledged Recoveries, the account debtor, obligor or insurer has separately agreed with the Collateral Agent to deposit such Pledged Recoveries directly into the Collateral Account and (if such direction is a condition precedent to the obligation of such account debtor, obligor or insurer to make such deposits) the Collateral Agent or the Administrative Agent has so directed such Person to make such deposits pursuant to the Security Agreement.

Section 6.12.   Pledged Reserves Release Notice.   The Borrower hereby acknowledges and agrees that if, at any time, it shall cease to maintain all or any portion of Permitted Reserves in respect of which Pledged Reserves Account Funds have been deposited in the Pledged Reserves Account, the Borrower as promptly as possible (and in any event within three Business Days) after it shall cease to maintain such Permitted Reserves shall give written notice thereof (each such notice, a “Pledged Reserves Release Notice”) to the Administrative Agent and the Collateral Agent which notice shall provide the amount of such Pledged Reserves Account Funds that have been released.

Section 6.13.   Inspection of Books and Records.   The Borrower will keep and cause its Subsidiaries to keep proper books of record and account in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and, subject to Section 10.16, will permit representatives of any Lender or the Administrative Agent following reasonable notice to examine and make abstracts from any of its books and records and those of its Subsidiaries and to discuss its and their affairs, finances and accounts with its and their officers, employees and independent public accountants, during regular business hours, and as often as may reasonably be desired.

Section 6.14.   Financial Reporting Requirements.   The Borrower will (x) furnish or cause to be furnished to the Administrative Agent (with sufficient copies for distribution to the Lenders) or (y), in the case of the clauses (a) through (d) below, post or cause to be posted on the “Investor Information” portion of the Parent’s website, www.assuredguaranty.com, or at such other place at such website, or on another publicly accessible website, as the Borrower shall have designated by not less than 30 days’ prior notice to the Administrative Agent and each Lender:

(a)           Within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Parent, the Borrower and Assured Guaranty Corp., the consolidated balance sheets of the Parent, the Borrower and Assured Guaranty Corp. and their respective consolidated subsidiaries as at the end of such quarterly period and the related consolidated statements of operations, comprehensive income, shareholders equity and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or treasurer of the Parent, the Borrower and Assured Guaranty Corp., as the case may be, subject to year end audit adjustments;

(b)           Within 90 days after the close of each fiscal year of the Parent, the Borrower and Assured Guaranty Corp., the consolidated balance sheets of the Parent, the Borrower and Assured Guaranty Corp. and their respective consolidated subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, comprehensive income, shareholders equity and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified, by the independent certified public accountants the Parent, the Borrower and Assured Guaranty Corp., as the case may be, who shall be of recognized national standing;

(c)           Promptly, and in any event within five Business Days after the filing thereof, a copy of the annual statement for each calendar year and quarterly statements for each calendar quarter as filed with the Department or other then comparable agency of other applicable jurisdictions and the financial statements of the Borrower for such calendar year or quarter prepared in accordance with applicable statutory accounting practices, accompanied by any and all letters, reports and/or certifications prepared by public accountants required to be filed with the Department or such other comparable agency, certified by the treasurer of the Borrower as presenting fairly in accordance with statutory accounting principles applied (except as specifically set forth therein) on a basis consistent with prior periods, the information contained therein;

(d)           Promptly, and in any event within five Business Days after the filing thereof, a copy of the annual statement for each calendar year and quarterly statements for each calendar quarter as filed with the Maryland Insurance Administration or other then comparable agency of other applicable jurisdictions and the financial statements of Assured Guaranty Corp. for such calendar year or quarter prepared in accordance with applicable statutory accounting practices, accompanied by any and all letters, reports and/or certifications prepared by public accountants required to be filed with the Maryland Insurance Administration or such other comparable agency, certified by the treasurer or other principal financial officer of Assured Guaranty Corp as presenting fairly in accordance with statutory accounting principles applied (except as specifically set forth therein) on a basis consistent with prior periods, the information contained therein;

(e)           together with each delivery of financial statements pursuant to paragraphs (a) and (b) of this Section 6.14,

(i)            a certificate of a principal financial officer of the Borrower (A) listing the Insured Obligations in the Covered Portfolio, individually and grouped by type of Insured Obligations, (B) identifying, by name and amount, for Eligible International Securities constituting Insured Obligations, the five largest single obligor exposures (treated each Person and its Affiliates as a single obligor for such purposes) for each of the United Kingdom, Australia and Germany, (C) calculating in reasonable detail as of the date of such financial statements the Average Annual Debt Service on the Covered Portfolio, (D) listing each Loss with respect to each Insured Obligations in the Covered Portfolio, (E) if the Loss Threshold Insurance Date has occurred, identifying the

Insurance Contracts and each reinsurance agreement with respect thereto, (F) calculating in reasonable detail as of the date of such financial statements (1) prior to the Loss Threshold Insurance Date, the excess of the Borrower’s Cumulative Losses (stating separately any Permitted Reserves included therein) for the current Commitment Period over the Borrower’s aggregate Pledged Recoveries received during the current Commitment Period, and (2) if such date is on or after the Loss Threshold Insurance Date, (I) evidence of the occurrence thereof, (II) the amount of Installment Premiums with respect to defaulted obligations received on or prior to such date and thereafter payable in respect of the Covered Portfolio, (III) the aggregate amount of Pledged Recoveries received by or for the account of the Borrower during the current Commitment Period on or prior to such date, and (IV) the balance of the Collateral Account as of such date; and

(ii)           a certificate of the President or a Vice President of the Borrower stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrower during the period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the officer’s certificate, of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto;

(f)            promptly after the filing thereof, a copy of the annual statement for each calendar year and quarterly statements for each calendar quarter as filed with the relevant Department or other then comparable agency of other jurisdictions and the financial statements of the Borrower for such calendar year or quarter prepared in accordance with statutory accounting practices accompanied by a report thereon of the independent public accountants of the Parent, the Borrower or Assured Guaranty Corp. referred to in paragraph (b) above; and

(g)           promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any “management letter” received by the Borrower or such Subsidiary from its certified public accountants and the management’s responses thereto.

Section 6.15.   Information Requirements.   The Borrower will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for distribution to the Lenders) within five (5) Business Days after the Borrower has received written notice or otherwise has actual knowledge thereof, written notice describing in reasonable detail:

(a)           the commencement of all proceedings and investigations by or before any Department or any other governmental body and any actions and proceedings in any court or before any arbitrator against or in any other way relating to the Borrower which, if adversely determined, would reasonably be expected, singly or when aggregated with all other such proceedings, investigations and actions if adversely determined, to have a materially adverse effect on the business, assets, liabilities, financial position, results of operations or cash flows of the Borrower, or on the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document;

(b)           any report known to and relating to the Borrower published by Moody’s, S&P or any other nationally recognized rating agency which, with the consent of the Borrower, rates the creditworthiness of the Borrower’s claims paying ability;

(c)           any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or cash flows of the Borrower; and

(d)           any Default or Event of Default.

Section 6.16.   Other Information.   The Borrower will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for distribution to the Lenders):

(a)           promptly after the Borrower has received notice or otherwise has knowledge thereof, written notice describing in reasonable detail:

(i)            each default by the issuer of any Insured Obligation in the Covered Portfolio or other obligor with respect thereto which could form the basis of a claim under an Insurance Contract;

(ii)           each material default by any party to any reinsurance agreement or similar arrangement with the Borrower which covers any material amount of Insured Obligations in the Covered Portfolio; and

(iii)          all Reserves (including Permitted Reserves) established by the Borrower with respect to any Loss or any matter referred to in clauses (i) above; and

(b)           from time to time and promptly upon each request, such material data, certificates, reports, statements, opinions of counsel addressed to the Administrative Agent and the Lenders, documents or further information regarding the Covered Portfolio, the Collateral or the business, assets, liabilities, financial position, results of operations or cash flows of the Borrower, either Principal Insurance Subsidiary or the Parent as any Lender or the Administrative Agent reasonably may request.

ARTICLE 7.

EVENTS OF DEFAULT

Section 7.1.   Events of Default.   Each of the following shall constitute an Event of Default hereunder (each herein called an “Event of Default”):

(a)           default in the payment when due of (i) the principal of any Loan or Note or (ii)  interest on any Loan or Note or any other interest, fees or other amounts payable under this Agreement, in any such case if such default described in this clause (ii) shall have continued for a period of two (2) Business Days; or

(b)           any representation or warranty made by the Borrower herein or in any of the other Loan Documents or in any certificate furnished by or on behalf of the Borrower in connection with or pursuant to this Agreement or any of the Loan Documents shall be false or misleading in any material respect on the date as of which made; or

(c)           The Borrower shall fail to perform or observe any of the provisions contained in Section 6.1, 6.2, 6.4 through 6.12, inclusive, or 6.15 hereof or in the Security Agreement; or

(d)           The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Loan Documents on its part to be performed or observed and with respect to any such term, covenant or agreement contained herein, and such failure remains unremedied for 30 days after notice of such failure from the Administrative Agent or any Lender or, if by reason of the nature of such failure the same cannot be remedied within such 30 days, Borrower shall fail to proceed with reasonable diligence to remedy such failure;

(e)           The Borrower or any of its Subsidiaries shall be in default in the payment of any principal of or interest on any Indebtedness with an outstanding principal balance in excess of $10,000,000 beyond any period of grace stated with respect thereto in any instrument evidencing such Indebtedness or in any agreement under which any such Indebtedness is created, or the Borrower or any of its Subsidiaries shall default in the performance of any agreement under which any such Indebtedness is created beyond the grace period provided therein if the effect of such default is to cause such Indebtedness to become, or to permit any holder or beneficiary thereof, or a trustee on behalf thereof, with notice if required, to declare such Indebtedness to be, due prior to its stated maturity; or

(f)            The Borrower or any of its Subsidiaries shall commence a voluntary case concerning it under any bankruptcy, reorganization, arrangement, readjustment of debt, relief or debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereinafter in effect (collectively, “Bankruptcy Laws”) or any involuntary case is commenced against the Borrower or any of its Subsidiaries under any Bankruptcy Laws and relief is ordered against the Borrower or any of its Subsidiaries or the petition is controverted but is not dismissed within 60 days after the commencement of the case; or the Borrower or any of its Subsidiaries is not generally paying its debts as such debts become due; or a custodian or the like is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any Bankruptcy Laws relating to the Borrower or any of its Subsidiaries or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or the Borrower or any of its Subsidiaries fails to controvert in a timely manner any such case under any Bankruptcy Law or any such proceeding or any order of relief or other order approving any such case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or a receiver or trustee or other officer or representative of a court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or assets of the Borrower or any of its Subsidiaries for a period in excess of 60 days; or

(g)           entry against the Borrower or any of its Subsidiaries of a decree or order of a court or any Department or other agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or rehabilitator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(h)           consent by the Borrower or any of its Subsidiaries to the appointment of a conservator or receiver or rehabilitator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Borrower or any of its Subsidiaries of or relating to all or substantially all of its property; or

(i)            this Agreement, any Note, the Security Agreement or any other material Loan Document shall not be or shall cease to be in full force and effect for any reason; or the Security Agreement shall fail to grant to the Lenders the Liens intended to be created thereby; or any Person other than the Lenders shall have any Lien (other than Permitted Liens) on any material portion of the Collateral; or any Pledged Recoveries shall be unavailable to pay the obligations of the Borrower hereunder or under any other Loan Document in accordance with the terms hereof or thereof for any reason; or

(j)            one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by insurance) of $10,000,000 or more at any one time, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

(k)           a Change of Control shall have occurred.

Section 7.2.   Remedies.   Upon the occurrence of an Event of Default and while such Event of Default shall be continuing, the Administrative Agent shall, at the request of the Majority Lenders in their sole discretion, subject to the limitations of Section 2.7, take any one or more of the following actions; provided that the Lenders shall not in any event have the right to decline to make additional Loans when otherwise required by this Agreement except as otherwise provided in Section 4.2 hereof:

(a)           by notice to the Borrower and subject to Section 2.7, declare all amounts payable by the Borrower hereunder to be forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived; provided that no notice or declaration of any kind is required upon the occurrence of a Borrower Event of Insolvency;

(b)           by notice to the Borrower, exclude any additional Insured Obligations from the Covered Portfolio;

(c)           exercise any or all of the rights and remedies of the Administrative Agent or the Lenders under any of the Loan Documents, notify the Collateral Agent that an Event of Default has occurred, and direct the Collateral Agent to exercise in respect of the Collateral, the rights and remedies of the Collateral Agent under the Security Agreement; and

(d)           take whatever other action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due hereunder or to enforce any other of its rights hereunder.

Section 7.3.   No Waiver; Remedies Cumulative.   No failure by the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any exercise or partial exercise of any right hereunder or under any other Loan Document preclude any other further exercise thereof or the exercise of any other right.  Subject to the provisions of Section 2.7, the remedies provided are cumulative and not exclusive of any remedies provided by law.

Section 7.4.   Right of Setoff; etc.   Except as otherwise provided in Section 2.7 hereof, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default hereunder, upon any amount becoming due and payable by the Borrower hereunder, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, without notice to the Borrower or to any other person or entity, any such notice being hereby expressly waived by the Borrower, to setoff and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Administrative Agent or such Lender under this Agreement, irrespective of whether or not (i) the Administrative Agent or such Lender shall have made any demand hereunder, or (ii) the Administrative Agent shall have declared the principal of and interest on the Loans and Notes and any other amounts due hereunder to be due and payable as permitted by Section 7.2.

ARTICLE 8.

THE AGENTS

Section 8.1.   Appointments.   Each Lender hereby irrevocably designates and appoints Deutsche Bank AG New York Branch, as its agent to act as the Administrative Agent as specified herein and in the other Loan Documents; and each Lender hereby irrevocably authorizes the Administrative Agent, in such capacity, to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents and to give such consents, approvals or directions and to exercise such other powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, as applicable, together with such other powers as are reasonably incidental thereto.  The Administrative Agent agrees to act as such upon the express conditions contained in this Agreement.  Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities (except those expressly set forth herein or in the other Loan Documents) or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Each Lender hereby irrevocably designates and appoints Deutsche Bank Trust Company Americas, as its agent to act as the Collateral Agent as specified in the Security Agreement; and each Lender hereby irrevocably authorizes the Collateral Agent, in such capacity, to take such action on behalf of such Lender under the provisions of the Security Agreement and the other Loan Documents and to give such consents, approvals or directions and to exercise such other powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Security Agreement and the other Loan Documents, as applicable, together with such other powers as are reasonably incidental thereto.  The provisions of this Article 8 are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of the provisions hereof.  In performing functions and duties under this Agreement and the other Loan Documents, the Administrative Agent and the Collateral Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with the Borrower.

Section 8.2.   Delegation.   The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 8.3.   Agent Not Liable; Reliance.

(a)           Neither the Administrative Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except in the case of the Administrative Agent, for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrower or any of its officers contained in this Agreement or any of the other Loan Documents, any other document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other document of for any failure of the Borrower or its officers to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrower.  The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to any Lender or by or on behalf of the Borrower to the Administrative Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

(b)           The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Borrower.  The Administrative Agent shall be fully justified in failing or refusing to take an action under this Agreement or any other Loan Document, unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

(c)           The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is furnished pursuant to Section 8.3(c) of this Agreement.  In the event that the Administrative Agent receives such a notice, it shall give prompt notice thereof to each Lender.

(d)           Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to enter into this Agreement and, if applicable, its Assignment and Assumption Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower.  The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

Section 8.4.   Indemnity.   The Lenders agree to indemnify the Administrative Agent and the Collateral agent ratably according to their respective Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses (including inspection expenses pursuant to Section 6.13 and reasonable fees and expenses of legal counsel and other experts) or disbursements of any kind whatsoever which may at any time (including at any time following the payment of any Loan or the termination of this Agreement) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing is not paid by the Borrower; provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such agent’s own gross negligence or willful misconduct.  If any indemnity furnished to the Administrative Agent or the Collateral Agent for any purpose shall, in its opinion, be insufficient or become impaired, the Administrative Agent or the Collateral Agent, as the case may be, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreements in this Section 8.4 shall survive the repayment of the Loans and the termination of this Agreement.

Section 8.5.   Liability of Agent.   In no event shall the Administrative Agent have any liabilities or responsibilities to the Borrower on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of the Borrower to perform its obligations hereunder or under any other Loan Document.

Section 8.6.   Agent May Act.   The Administrative Agent may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, all as though it were not Administrative Agent hereunder.  The terms “Lenders” and “Majority Lenders” and any similar terms shall include the Administrative Agent in its individual corporate capacity as a Lender or one of the Majority Lenders.

Section 8.7.   Successor.

(a)           The Administrative Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders, such resignation not to be effective until a successor Administrative Agent is in place.  If the Administrative Agent at any time shall resign, the Majority Lenders (after consultation with the Borrower if no Event of Default shall have occurred and be continuing) may appoint another Lender or an affiliate thereof reasonably acceptable to the Borrower as a successor Administrative Agent, which shall thereupon become the Administrative Agent hereunder.  If no such successor shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring agent has given notice of resignation, then the retiring agent may, on behalf of the Lenders, appoint a successor Administrative Agent (after consultation with the Borrower if no Event of Default shall have occurred and be continuing).  Notwithstanding the resignation of an Administrative Agent hereunder, the provisions of Sections 8.2 through 8.5 shall continue to inure to the benefit of such Administrative Agent in respect of any action taken or omitted to be taken by it in its capacity as such while it was the Administrative Agent under this Agreement or any other Loan Document.

(b)           The Collateral Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders, such resignation not to be effective until a successor Collateral Agent is in place.  If the Collateral Agent at any time shall resign, the Majority Lenders may appoint another Lender or an affiliate thereof reasonably acceptable to the Borrower as a successor Collateral Agent, which shall thereupon become the Collateral Agent hereunder.  If no such successor shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring agent has given notice of resignation, then the Administrative Agent shall act as Collateral Agent until a successor is appointed in accordance with this Section 8.7(b).  Notwithstanding the resignation of a Collateral Agent hereunder, the provisions of Sections 8.2 through 8.5 shall continue to inure to the benefit of such Collateral Agent in respect of any action taken or omitted to be taken by it in its capacity as such while it was the Collateral Agent under this Agreement or any other Loan Document.

Section 8.8.   Determination by the Agent Conclusive and Binding.   Any determination required or expressly permitted to be made by the Administrative Agent under this Agreement shall be made by the Administrative Agent, in good faith and, when made, shall be conclusive and binding on all parties.

Section 8.9.   Titled Agents.   Each of the Syndication Agent and the Documentation Agent, in its capacity as such, assumes no responsibility or obligation hereunder, including for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders.  The titles of “Syndication Agent” and “Documentation Agent” are solely honorific and imply no fiduciary responsibility on the part of the Syndication Agent or the Documentation Agent, in its capacity as such, to the Administrative Agent, the Borrower or any Lender and the use of such titles does not impose on the Syndication Agent or the Documentation any duties or obligations greater than those of any other Lender or entitle the the Syndication Agent or the Documentation Agent to any rights other than those to which any other Lender is entitled.

ARTICLE 9.

NATURE OF OBLIGATIONS; INDEMNIFICATION

Section 9.1.   Nature of Obligations; Survival.   The obligations of the Borrower under this Agreement and the Notes and the other Loan Documents (other than payment of principal of and interest on the Loans or under any Note, which are limited recourse obligations subject to the provisions of Section 2.7) shall be absolute, unconditional and irrevocable, shall be full recourse and general obligations of the Borrower and shall be satisfied strictly in accordance with the terms of this Agreement, under all circumstances whatsoever.  All covenants, agreements, representations and warranties made herein or in any Note or any other Loan Document or in any certificate, document or instrument delivered pursuant hereto or thereto shall survive the date of this Agreement, the making of each Loan and the occurrence of the Maturity Date and shall continue in full force and effect so long as principal of or interest on any Loan or any Note remains outstanding or unpaid, any other amount payable by the Borrower under this Agreement, any Note or any other Loan Document remains unpaid or any other obligation of the Borrower to perform any other act hereunder or under any Note or any other Loan Document remains unsatisfied or any Lender has any obligation to make a Loan or any other advance of moneys to the Borrower hereunder.

Section 9.2.   Indemnification.   Notwithstanding the provisions of Section 2.7 hereof, the Borrower hereby indemnifies and holds harmless the Administrative Agent, each Lender and each Participant from and against any and all claims, damages, losses, liabilities and reasonable costs and expenses whatsoever (including reasonable attorneys’ fees) relating to this Agreement or any other Loan Document which the Administrative Agent, such Lender or such Participant may incur (or which may be claimed against the Administrative Agent, such Lender or such Participant by any person or entity whatsoever), including the failure of the Borrower to make payments of principal of and interest on the Loans and the Notes, by reason of or in connection with (a) the failure by the Borrower to deposit any amounts in the Collateral Account which are required to be deposited therein as provided in the Security Agreement or (b) the unavailability to any Lender or to any Participant for any reason of any Pledged Recoveries or other Collateral by reason of (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, or (ii) the Borrower’s rescission or repudiation of any term hereof or of any other Loan Document or any Loan; provided, however, that the Borrower shall not be liable to the Administrative Agent, any Lender or any Participant for the payment of any such claims, damages, losses, liabilities, costs and expenses incurred by reason of the gross negligence or willful misconduct of such Person or any of its Affiliates.

ARTICLE 10.

MISCELLANEOUS

Section 10.1.   Costs, Expenses and Taxes.   Upon the receipt of reasonable documentation evidencing such expenses, the Borrower agrees to pay or cause to be paid (a) to the Administrative Agent all reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel (including New York and Bermuda counsel) for the Administrative Agent incurred by the Administrative Agent from time to time (i) arising in connection with the preparation, execution, duplication, delivery and performance of this Agreement, any other Loan Documents and any documents, instruments or transactions pursuant to or in connection herewith and (ii) relating to any requested amendments, waivers or consents to this Agreement, any other Loan Document or any such documents or instruments, and (b) to the Administrative Agent and each Lender, fees and expenses of counsel (including New York and Bermuda counsel) for the Administrative Agent or such Lender incurred by the Administrative Agent or such Lender in connection with the enforcement or preservation by any of them of rights under this Agreement or any such documents or instruments, including such expenses as may be incurred by the Administrative Agent or such Lender in enforcing this Agreement or any of such other documents or instruments after an Event of Default shall have occurred.  The Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent or a Lender to be payable in connection with this Agreement, the Notes or any other documents, instruments or transactions pursuant to or in connection herewith, and the Borrower agrees to save the Administrative Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.  The provisions of this Section 10.1 shall survive the termination of this Agreement.

Section 10.2.   Jurisdiction; Consent to Service of Process.

(a)           Each party hereto hereby agrees that any legal action or proceeding against the others with respect to this Agreement, any of the other Loan Documents or any of the agreements, documents or instruments delivered in connection herewith or therewith may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as the applicable party may elect, and, by execution and delivery hereof, the Borrower, for itself and in respect to its property, generally and unconditionally accepts and consents to the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Administrative Agent in writing, with respect to any action or proceeding brought by it against either Agent or any Lender and any questions relating to usury.  Each party agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and the other Loan Documents and waives any right to stay or to dismiss any action or proceeding brought against it before said courts on the basis of forum non conveniens.  Except as specifically set forth herein, nothing herein shall limit the right of either party to bring proceedings against the other in any other court or tribunal otherwise having jurisdiction.

(b)           By the execution and delivery of this Agreement, the Borrower acknowledges that it has, by separate written instrument, irrevocably designated and appointed Assured Guaranty Corp., 1325 Avenue of the Americas, New York, New York 10019 Attention:  Secretary, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Loan Document that may be instituted in any court of the State of New York or of the United States of America for the Southern District of New York or brought by the Administrative Agent, the Collateral Agent or any Lender, and acknowledges that Assured Guaranty Corp. has accepted such designation, and agrees that service of process upon Assured Guaranty Corp. and written notice of said service to the Borrower (in accordance with Section 10.7), shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  The Borrower further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of Assured Guaranty Corp. (or any other Person with the prior written consent of the Administrative Agent) in full force and effect so long as this Agreement shall remain in effect or any of the Notes shall be outstanding.

Section 10.3.   Severability.   Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 10.4.      Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

Section 10.5.      Waiver of Jury Trial.  EXCEPT TO THE EXTENT PROHIBITED BY LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING OF ANY NATURE WHATSOEVER ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND IN CONNECTION WITH SUCH ACTION OR PROCEEDING, WHETHER ARISING UNDER STATUTE (INCLUDING ANY FEDERAL OR STATE CONSTITUTION) OR UNDER THE LAW OF CONTRACT, TORT OR OTHERWISE AND INCLUDING ANY CHALLENGE TO THE LEGALITY, VALIDITY, BINDING EFFECT OR ENFORCEABILITY OF THIS SECTION OR THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS.

Section 10.6.      Headings.  Section headings in this Agreement are included herein for convenience or reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.7.      Notices and Addresses for Notice.  All notices and other communications provided for hereunder shall be in writing and, (a) if to the Borrower, mailed or delivered to it, addressed to it at 30 Woodbourne Ave., 5th Floor, Hamilton HM 08 Bermuda, Attention: David Penchoff, President, with copy at the same address, Attention:  James M. Michener, General Counsel, (b) if to the Administrative Agent, mailed or delivered to it, addressed to it at 60 Wall Street, New York, New York 10005, Attention:  John S. McGill, Director and (c) if to a Lender, mailed or delivered to it at its address as shown on Schedule 1 hereto or in the Assignment and Assumption Agreement by which it became a party hereto; or as to any party as such party may direct in a written notice to all other parties.  All such notices and other communications shall, when mailed, be effective three (3) days after the date of deposit in the mails, addressed as aforesaid.  In lieu of notice by mail or delivery, written notice may be given over telecopier at the appropriate numbers set forth below, such notice over telecopier to be effective when transmitted.

If to the Administrative Agent:	Telecopier No.: (212) 797-0270

If to the Borrower:	Telecopier No.: (441) 296-3379

If to a Lender:	To it at its telecopier number as set forth on Schedule 1 hereto or in the Assignment and Assumption Agreement by which it became a party hereto.

Section 10.8.      Successors and Assigns; Assignment and Assumption; Participations; Additional Lenders.

(a)       This Agreement is a continuing obligation and binds, and the benefits hereof shall inure to, the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns; provided that, except as specifically provided herein, the Borrower may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Administrative Agent and of each Lender.

(b)      Each Lender may, at any time, sell, assign, and transfer to another commercial bank or other financial institution (“Assignee”) which is approved in advance by the Administrative Agent and the Borrower (which approvals shall not be unreasonably withheld or delayed) all or a portion of its rights and obligations as Lender in this Agreement, its Note, the other Loan Documents or any Loan; provided that the approval of the Borrower shall not be required for an assignment by a Lender to an Affiliate of such Lender having an unsecured senior debt rating (or shadow rating as reflected in a letter) by each of Moody’s and S&P which is at least as high as the assigning Lender.  In addition, the approval of each Fronting Lender acting as such with respect to a Lender shall be required for the assignment by such Lender of all or a portion of its rights and obligations as Lender in this Agreement, its Note, the other Loan Documents or any Loan.  Any such sale or assignment of a portion of a Lender’s interest in such Lender’s Loan shall be in respect of integral multiples of $1,000,000 in principal amount (or such other amount to which the Administrative Agent and the Borrower may consent in writing).  Each assignment pursuant to this Section 10.8(b) shall be effected by the Administrative Agent, the assignor Lender and its Assignee executing an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto (appropriately completed) (each, an  “Assignment and Assumption Agreement”) and the rights and duties of such Lender and the Assignee each to the other shall be as defined therein.  The parties hereto agree to execute such documents as may be necessary to effectuate any such assignment, including, in the case of the Borrower, to exchange the Note or Notes held by the assignor Lender for a new Note or Notes payable to such Lender (if it has retained any Commitment) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made under this Section 10.8(b).  Promptly following any assignment pursuant to this Section 10.8(b), the Administrative Agent shall notify the Lenders thereof.  From and after the effective date determined pursuant to such Assignment and Assumption Agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption Agreement, have the rights and obligations of a Lender hereunder as set forth therein and (ii) the transferor Lender shall, to the extent provided in such Assignment and Assumption Agreement, be released from its Commitment and other obligations under this Agreement; provided, however, that after giving effect to such assignment, the obligations from which such Lender is released shall have been assumed by an Assignee or Assignees.  If a Fronting Lender shall cease to have the Required Ratings, such Lender shall, upon the request and at the expense of the Borrower and in accordance with this Section 10.8(b), sell, assign, and transfer its rights and obligations as Lender in this Agreement, its Note, the other Loan Documents and any Loan to one or more other commercial banks or other financial institutions identified by the Borrower which have an unsecured senior debt rating (or shadow rating as reflected in a letter) by each of Moody’s and S&P which is acceptable to the Borrower; provided that, after giving effect to such sale, assignment and transfer, the Commitment and, if applicable, Fronting Lender Commitment of the assigning Lender shall have terminated and such Lender shall have received (as purchase price or otherwise) an amount equal to the outstanding principal amount of its Loans and all accrued and unpaid interest thereon and all other amounts owing to such Lender hereunder or any other Loan Document (whether or not then due and payable).

(c)       Each Lender shall be entitled at any time to sell, assign, transfer or otherwise grant participations in the whole or any part of such Lender’s rights and/or obligations under this Agreement, its Assignment and Assumption Agreement (if applicable), the other Loan Documents or any Loan to any Person.  No such participation pursuant to this Section 10.8(c) shall relieve a Lender from its obligations hereunder.  Any such participant is referred to in this Agreement as a “Participant”, which term shall not include any sub-participant, assignee, purchaser or transferee of any such direct participant.  Except as specifically set forth below, no such Participant shall have any rights under this Agreement (the Participant’s rights against any Lender in respect of such participation or other arrangement or transfer to be those set forth in the agreement or agreements executed by such Lender in favor of such Participant).  The Borrower agrees that the provisions of Sections 3.3, 3.4, 3.5(b), 3.5(c) and 9.2 shall run to the benefit of each Participant and its participations or interests herein, and each Lender may enforce such provisions on behalf of any of its Participants.  Each Lender shall use its best efforts to give the Administrative Agent and the Borrower at least 30 days prior written notice of any participation, assignment, sale or other transfer under this Section 10.8(c).  Each Lender agrees that without the consent of the Administrative Agent and the Borrower, it will not enter into or grant any such participation to a Participant which has not delivered to the Administrative Agent and the Borrower the forms and documents applicable to it contemplated by Section 3.5(c).  In entering into any participation agreement with a Participant, each Lender shall use reasonable efforts to provide that, if such Participant demands such materially excess compensation as described in Section 3.3(d), such agreement may be terminated by such Lender without the payment of any compensation or penalties.  Upon a participation, assignment, sale or transfer in accordance with the foregoing, the Borrower shall execute such documents and do such acts as such Lender may reasonably request to effect such transaction.

(d)      From time to time with the prior consent of the Administrative Agent and so long as no Loans have been made hereunder, the Borrower shall have the right to increase the Maximum Commitment by (i) increasing the amount of the Commitment of any Lender with the prior consent of such Lender, or (ii) adding as a Lender hereunder one or more commercial banks or other financial institutions (each, a “New Lender”).  No such increase in the Maximum Commitment shall be effective until (A) in the case of an increased Commitment of a Lender, the Borrower shall have exchanged the Note held by such Lender for a new Note payable to such Lender in the amount of the increased Commitment, and such Lender shall have entered into an amendment to Schedule 1 to this Agreement modifying the amount of such Lender’s Commitment, or (B) in the case of the addition of a New Lender, the Borrower shall have executed and delivered to the New Lender a Note payable to such Lender in the amount of its Commitment, and the New Lender shall have executed and delivered to the Borrower and the Administrative Agent a joinder agreement by which it agrees to be bound hereunder and under the other Loan Documents as a Lender and, without limiting the generality of the foregoing, confirms to the Administrative Agent and other Lenders the acknowledgments and representations as to the New Lender contained in Section 8.3(d) hereof as of the date of such joinder agreement and amends Schedule 1 to this Agreement to add the appropriate information with respect to the New Lender and its Commitment.

(e)       Each Lender shall endeavor to notify the Administrative Agent and the Borrower within 60 days after the date of this Agreement and, with respect to each new Participant or New Lender, within 60 days after such Person becomes a Participant or a Lender, of each Insured Obligation identified in the most recent certificate delivered by the Borrower to the Lenders pursuant to Section 6.14(c)(i) hereof which such Lender or such Participant, as the case may be, is obligated to purchase under the terms of a line of credit, standby bond purchase agreement, letter of credit, liquidity agreement or similar agreement or arrangement.

Section 10.9.      Lending Office.  Any Lender or any Participant may make, transfer and carry any Loan at, to or for the account of any branch office, Subsidiary or affiliate (its “Lending Office”); provided that no such Lender or Participant shall be entitled to receive any greater amount pursuant to Section 3.3 or 3.5(b) as a result of any voluntary action taken by such Lender or such Participant (other than for the purpose of complying with applicable law) pursuant to this Section 10.9 than such Lender or such Participant would have been entitled to receive absent such action except as a result of circumstances arising after the date of such action.

Section 10.10.    Judgment Currency.  This is an international credit transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Borrower under this Agreement or any other Loan Document to make payment to (or for the account of) a Lender, a Participant, the Administrative Agent or the Collateral Agent in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender or Participant, the Administrative Agent or the Collateral Agent, as the case may be, in New York City of the full amount of Dollars payable to such Lender or Participant, the Administrative Agent or the Collateral Agent, as the case may be, under this Agreement or such other Loan Document.  If a judgment is given in relation to any sum due to the Collateral Agent, the Administrative Agent or any Lender hereunder (in this Section called an “entitled person”), and such judgment is given in a currency (in this Section called the “judgment currency”) other than Dollars, the Borrower agrees to indemnify the entitled person to the extent that the amount of Dollars which could have been purchased by the Administrative Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the Administrative Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment.

Section 10.11.    No Immunity.  To the extent that the Borrower may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Loan Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

Section 10.12.    Counterparts.  This Agreement may be executed in several counterparts, each of which shall be regarded as the original and all of which shall constitute one and the same Agreement.

Section 10.13.    Records.  The unpaid principal amount of all outstanding Loans, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability, and the accrued and unpaid fees and other amounts due hereunder shall at all times be ascertained from the records of the Lenders.  Such records and the Administrative Agent’s records with respect to any loan account maintained pursuant to Section 2.3(b) shall be presumed to be correct unless the contrary shall be shown.

Section 10.14.    Register.  The Borrower shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for the purpose of receiving payment and for all other purposes hereof, and the Borrower shall not be affected by any notice or knowledge to the contrary.  Upon the request of the Borrower, the Administrative Agent hereby agrees to use its reasonable efforts to provide to the Borrower such information not otherwise available to the Borrower in order to enable it to maintain such register.

Section 10.15.    Amendments and Waivers.  Subject to the next succeeding sentence, any term, covenant, agreement or condition of this Agreement and the other Loan Documents may be amended with the consent of the Borrower, the Administrative Agent and the Majority Lenders or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Administrative Agent and the Majority Lenders, and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation (whether such amendment is executed or such consent or waiver is given before or after such failure) shall not be construed as a breach of such covenant, condition or obligation or an Event of Default.  Notwithstanding the preceding sentence, (a) the Borrower, the Administrative Agent and certain Lenders may enter into amendments pursuant to Section 10.8(d) hereof without the consent of any other Lender, (b) without the prior written consent of each Lender adversely affected thereby, no amendment to or waiver under this Agreement or any other Loan Document shall (i) increase the Commitment of any Lender, (ii) alter the time for the payment of the principal of or interest on the Loans, the amount of principal thereof, the rate of interest thereon, or the requirement pursuant to Section 2.9(a) of the pro rata application of amounts received by the Administrative Agent, (iii) permit any subordination of the principal of or interest on any Loan, (iv) alter the amount of any fee to be paid to any Lender, (v) change the percentage of the Lenders required to constitute the Majority Lenders, (vi) amend or waive the provisions of Sections 2.7, 2.8, 2.10, 3.4, 3.5, 4.2, 6.11, 9.2 or 10.8 of this Agreement, this Section 10.15 or the definition of “Loss Threshold Incurrence Date” set forth in Section 1.1 of this Agreement, (vii) amend or waive Section 7.1 of this Agreement applicable to an Event of Default relating to the timing or amount of any payment due under this Agreement, (viii) amend or waive Section 2 of, or the definitions of “Collateral” or “Secured Obligations” contained in, the Security Agreement, or (ix) waive, release or reduce any Collateral; and (c) without the prior consent of the Administrative Agent, if it is adversely affected thereby no such amendment or waiver shall alter the rights of the Administrative Agent.  Subsequent holders of the Notes shall be bound by any waiver hereunder or amendment hereof, whether or not any such subsequent holder had notice of such waiver or amendment and whether or not such waiver or amendment is reflected in any or all of the Notes.

Section 10.16.    Confidentiality.  The Administrative Agent, the Collateral Agent, each Lender and each Fronting Lender agrees to keep confidential all non-public information provided to it by the Borrower, the Administrative Agent, the Collateral Agent, any Lender or any Fronting Lender pursuant to or in connection with this Agreement and the other Loan Documents, whether written or oral or otherwise recorded, whether or not specifically identified as “confidential”, together with analyses, compilations or other materials prepared by the directors, officers, employees, agents, auditors, attorneys, consultants or advisors to the parties hereto which may contain or otherwise reflect such information (collectively, the “Information”) but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide assignee, Participant or other transferee in connection with the contemplated transfer of any Loan or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any governmental authority or representative thereof; (d) pursuant to legal process or in connection with any legal proceedings; (e) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Administrative Agent or the Lenders of rights hereunder or under any of the other Loan Documents; and (f) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Collateral Agent, the Administrative Agent, any Lender or any Fronting Lender on a nonconfidential basis from a source other than the Borrower or any affiliate of the Borrower which source, to the knowledge of the Administrative Agent, the Collateral Agent, any Lender or any Fronting Lender, is not prohibited from disclosing such information pursuant to a contractual, legal or fiduciary obligation to the Borrower or a third party.  Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions contemplated by the Loan Documents as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated by the Loan Documents; provided, further, however, to the extent not inconsistent with the immediately preceding clause (ii), the parties hereto do not intend anything contained in this sentence to be a waiver of any applicable privilege each may have to maintain (in its sole discretion) the confidentiality of a communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code relating to the transactions contemplated by the Loan Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

ASSURED GUARANTY RE LTD.

By
Name:
Title:

[Signature Pages to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and as a Lender

By
Name:
Title:

By
Name:
Title:

[Signature Pages to Credit Agreement]

ING BANK N.V. LONDON BRANCH

By
Name:
Title:

By
Name:
Title:

[Signature Pages to Credit Agreement]

BAYERISCHE LANDESBANK NEW YORK BRANCH

By
Name:
Title:

By
Name:
Title:

[Signature Pages to Credit Agreement]

LANDESBANK HESSEN-THÜRINGEN NEW YORK BRANCH

By
Name:
Title:

By
Name:
Title:

[Signature Pages to Credit Agreement]

NORDDEUTSCHE LANDESBANK GIROZENTRALE NEW YORK BRANCH AND/OR CAYMAN BRANCH

By
Name:
Title:

By
Name:
Title:

[Signature Pages to Credit Agreement]

EXHIBIT A
TO CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

[Date]

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

Attention:

Re:

Borrowing under Credit Agreement, dated as of July 31, 2007, among Assured Guaranty Re Ltd., the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, and the other parties thereto

Dear Sirs:

Assured Guaranty Re Ltd., a company organized under the laws of Bermuda (the “Borrower”), hereby requests that a Loan be made to the Borrower by the Lenders under the Credit Agreement referred to above (the “Credit Agreement”) as follows (all capitalized terms herein having the meanings ascribed thereto in the Credit Agreement):

1.             The aggregate amount of the Loans requested hereby (the “Subject Loans”) is $                  .

2.             The date on which the Subject Loans are requested to be made (the “Loan Date”) is                   , which is a Business Day not less than two (2) Business Days after the date hereof.

3.             The Loss Threshold Incurrence Date has occurred.

4.             The Available Commitment as of the Loan Date (determined after giving effect to any reduction of the Maximum Commitment on or prior to the Loan Date) will be $                  , which is at least equal to the amount of the Subject Loans.

5.             Immediately after giving effect to the Subject Loans, the aggregate principal amount of Loans made under the Credit Agreement, determined without regard to any repayments or prepayments thereof, does not exceed $              , which equals the Borrower’s Cumulative Losses incurred after the Loss Threshold Incurrence Date.

6.             Each of the conditions set forth in the Credit Agreement to the Lenders’ obligations to make the Subject Loans have been satisfied.

7.             The proceeds of the Subject Loans will be applied as provided in Section 6.1 of the Credit Agreement, and Schedule 1 hereto contains a description in reasonable detail of the Loss which the proceeds of the Loans will be applied to pay, including an identification of the Insured Obligation which is in default, the amount of such default, a calculation of the Permitted Reserves, if any, being established with respect to such Loss and the amount of Pledged Premiums, if any, received by the Borrower or hereafter payable in respect of such Insured Obligation.

8.             The statements set forth above shall be true and correct on and as of the Loan Date.

9.             The aggregate amount of the Pledged Recoveries received by or for the account of the Borrower during the current Commitment Period and the aggregate amount of Pledged Premiums received by or for the account of the Borrower since the Loss Threshold Incurrence Date as of [date within 15 days of the date of the Notice of Borrowing] equals $               , which amount has been deposited into the Collateral Account and has been applied or is available to pay the principal of and interest on Loans when due (whether at the stated or any accelerated maturity date thereof), and the balance of the Collateral Account as of such date equals $                   .

10.           The Subject Loans are to be disbursed to the following account of the Borrower:

11.           The undersigned is duly authorized and empowered in the name and on behalf of the Borrower to present this Notice of Borrowing and to request and obtain the Subject Loans upon and in accordance with, and subject to, the terms and conditions set forth in the Credit Agreement and the other Loan Documents.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing this          day of                           , 20  .

ASSURED GUARANTY RE LTD.

By
Name:
Title:

A-2

EXHIBIT B

TO CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

US$	[Date]

FOR VALUE RECEIVED, the undersigned, ASSURED GUARANTY RE LTD., a Bermuda exempted company (the “Borrower”), hereby promises to pay to                                                     (the “Lender”), or its assigns, at the offices of Deutsche Bank AG New York Branch, 60 Wall Street, New York, New York 10005, in lawful money of the United States of America in immediately available funds, the principal sum of                                           Dollars (US$                       ) or, if less, the aggregate unpaid principal amount of the Loans (as defined in the hereinafter referred to Credit Agreement) outstanding and payable to the Lender by the Borrower under the Credit Agreement, dated as of July 31, 2007, among the Borrower, the Lenders from time to time parties thereto, Deutsche Bank AG New York Branch, as Administrative Agent, and the other parties thereto, as amended from time to time (the “Credit Agreement”) in the amounts and on the dates set out in the Credit Agreement.  The Borrower also promises to pay interest on the unpaid principal amount of such Loans from the date on which such Loans are made until the Loans are repaid in full at such interest rates and payable on such dates as are determined pursuant to the Credit Agreement.

If any payment on this Note shall be specified to be made upon a day which is not a Business Day (as defined in the Credit Agreement), it shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

The Lender is authorized to record the date and amount of each Loan and each payment, prepayment and conversion with respect thereto on the grid attached hereto or on a continuation thereof which shall be attached hereto and made a part hereof, and any such notation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such notations shall not affect the validity of the Borrower’s obligations hereunder.

Except as otherwise provided in the Credit Agreement, presentment, demand, protest and notice of dishonor are hereby waived by the undersigned.

This Note evidences the Lender’s Loans under, and is entitled to the benefits and subject to the provisions of, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).  This Note is secured by, and is entitled to the benefits and is subject to the provisions of, the Security Agreement and Collateral Assignment, dated as of July 31, 2007, between the Borrower and Deutsche Bank AG New York Branch, as Administrative Agent, and Deutsche Bank Trust Company Americas, as Collateral Agent and securities intermediary.

The Credit Agreement, among other things, contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and for mandatory and optional prepayments of the principal of this Note prior to maturity, all upon the terms and conditions specified therein.

The payment obligations of the Borrower under this Note are limited as provided in Section 2.7 of the Credit Agreement.

This Note is transferable only in accordance with the provisions of the Credit Agreement.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

ASSURED GUARANTY RE LTD.

By:
Name:
Title:

B-2

GRID

Date	Amount of Loan	Unpaid Principal Paid or Prepaid	Principal Amount of Note	Notation Made by

B-3

EXHIBIT C

TO CREDIT AGREEMENT

EXECUTION COPY

SECURITY AGREEMENT

AND COLLATERAL DEED OF ASSIGNMENT

THIS SECURITY AGREEMENT AND COLLATERAL DEED OF ASSIGNMENT, dated as of July 31, 2007, among ASSURED GUARANTY RE LTD., an exempted company incorporated under the laws of Bermuda (the “Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as Administrative Agent under the Credit Agreement, as defined herein, and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as collateral agent for the ratable benefit of the Secured Parties, as defined herein (in such capacity, the “Collateral Agent”) and as securities intermediary as provided herein;

WHEREAS, the parties hereto have agreed to enter into this Deed (as defined below) as a condition to the effectiveness of the Credit Agreement,

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, and this Deed witnesseth, as follows:

Section 1.   Definitions.

(a)           All terms defined in Article 1, 8 or 9 of the Uniform Commercial Code, as in effect on the date of this Deed, are used herein with the meanings therein given; such terms include but are not limited to “account”, “chattel paper”, “collateral”, “control”, “deposit account”, “document”, ‘entitlement order”, “financial asset”, “general intangibles”, “instrument”, “money”, “proceeds”, “security” and “security interest”.  In addition, the terms “collateral” and “security interest”, when capitalized, have the respective meanings as specified in paragraph (c) below.

(b)           Except in the case of “Agreement” and as otherwise specified herein, all terms (including, without limitation, the terms “Lenders”, “Base Rate”, “Borrower”, “Covered Portfolio”, “Commitment Period”, “Event of Default”, “Insured Obligations”, “Lien”, “Loan”, “Loan Documents”, “Loss”, “Majority Lenders”, “Maximum Commitment”, “Note”, “Person”, “Pledged Premiums” and “Pledged Recoveries”) defined in the Credit Agreement are used herein with the meanings therein given, whether or not the Credit Agreement is otherwise in effect.

(c)           As used herein the following terms shall have the meanings specified below:

“Account” means each the Collateral Account and the Pledged Reserves Account.

“Collateral” means all of the Borrower’s right, title and interest in, to and under or arising out of the following, wherever located and now existing or hereafter arising:

(i)            all Pledged Recoveries including, without limitation:

(A)     all accounts, chattel paper, documents, instruments, general intangibles, letter of credit rights, deposit accounts, commercial tort claims from time to time listed on Schedule A hereto and other claims and causes of action (whether sounding in contract or otherwise) evidencing, securing, constituting, relating to the repayment or reimbursement of, or otherwise in respect of or arising out of, the payment of a claim by the Borrower under an Insurance Contract covering any Insured Obligation in the Covered Portfolio;

(B)     all interests in insurance and reinsurance as such insurance or reinsurance relates to the repayment or reimbursement of the payment of a claim by the Borrower under an Insurance Contract covering any Insured Obligation in the Covered Portfolio (to the extent that the payment under such insurance or reinsurance was not deducted in determining the Loss attributable to the Borrower’s payment of a claim giving rise to a Pledged Recovery); and

(C)     all claims, rights, powers, privileges and remedies under any of the foregoing, all rights to make determinations, to exercise any election (including, without limitation, election of remedies) or option, to give or receive any notice, consent, waiver or approval, to demand, receive, enforce, collect or receipt for any of the foregoing or any property subject thereto, to enforce or execute any checks, instruments or orders, to file any claims and to take any action which (in the reasonable opinion of the Collateral Agent or the Administrative Agent) may be necessary or advisable in connection with any of the foregoing;

(ii)           each Account and all amounts, moneys, securities (certificated and uncertificated), instruments, documents, general intangibles, financial assets or other investment property on deposit therein or distributable therefrom and all interest, dividends, gains and other earnings thereon; and

(iii)          all additions and accessions to, all replacements and substitutions for, all improvements to and all products and proceeds of any of the Collateral described in clauses (i) and (ii) above.

“Collateral Account” is defined in Section 8 of this Deed.

“Credit Agreement” means the Credit Agreement, dated as of July 31, 2007, among the Borrower, the Lenders from time to time party thereto, the Administrative Agent and the other parties thereto, as amended or supplemented from time to time.

“Deed” means this Deed, from time to time as amended, supplemented or otherwise modified.

“Initial Funding Date” means the date of the first Loan under the Credit Agreement.

“Pledged Reserves Account” is defined in Section 8 of this Deed.

2

“Qualified Investments” means (i) direct and general obligations of the United States Government or any agency thereof and obligations guaranteed by the United States Government, due within six months from the date of purchase and payable in the United States of America in dollars of the United States of America, (ii) certificates of deposit of, or demand or time deposits in, or money market funds of a commercial bank or financial institution rated Aa or P-1 or equivalent or better by Moody’s and AA or A-1 or equivalent or better by S&P approved by the Collateral Agent and the Borrower which are fully secured by securities of the type listed in clause (i) above, and (iii) certificates of deposit of, or demand or time deposits in, or money market funds of financial institutions approved by the Collateral Agent and the Borrower; provided, that the Borrower shall not invest any amounts in money market fund that would subject the Borrower to withholding or similar taxes in connection with such investment.

“Secured Obligations” means all principal at any time outstanding and all interest from time to time accrued or payable in respect of the Loans or the Notes, now existing or hereafter arising.

“Secured Parties” means the Lenders, the Fronting Bank Lender, the Administrative Agent, the Collateral Agent and each other party to whom a Secured Obligation is from time to time owed.

“Security Interest” means the Uniform Commercial Code security interest in the Collateral purported to be granted pursuant to Section 2.

“Trigger Event” means the date on which either (a) the Borrower has Cumulative Losses for the current Commitment Period, net of aggregate Pledged Recoveries received by the Borrower during the current Commitment Period, in an amount equal to 50% of the greater of (i) $260,000,000 and (ii) 4.50% of Average Annual Debt Service on the Covered Portfolio as of such date, or (b) the claims-paying ability of the Borrower is publicly assigned a rating of A2 or lower (or in unrated) by Moody’s or A or lower (or is unrated) by S&P.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York or, if applicable, in another specified jurisdiction.

Section   2.   Security Interests.  As security for the prompt payment and performance when due of all Secured Obligations, the Borrower does hereby grant, assign, transfer, deliver and set over, as collateral security and not as an absolute assignment of the whole, to the Collateral Agent, for the ratable benefit of, and as agent for, the Secured Parties, and does hereby grant to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in, all of the Collateral, whether now existing or hereafter arising or acquired and wherever located.

Section   3.   General Representations, Warranties and Covenants.  The Borrower represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Deed, as follows:

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(a)           So long as any Secured Obligations are outstanding, the Borrower’s right, title and interest in the Collateral is and will be free from any Lien, other than Permitted Liens.  The Borrower shall defend such right, title and interest against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent or the Lenders (other than the holders of Permitted Liens).

(b)           This Deed is effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a security interest in and assignment of all of the Borrower’s right, title and interest in and to the Collateral now owned or acquired from time to time after the date hereof by the Borrower under the laws of the State of New York, which security interest and assignment are entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law to perfected security interests or collateral assignments; provided that this Deed will create a security interest in commercial tort claims only when this Deed is amended and re-authenticated to add a description of any relevant commercial tort claim to Schedule A hereto.

(c)           The Borrower will file as soon as practicable following the date of this Deed (i) the Particulars of a Mortgage or Charge and a certified copy of this Deed with the Registrar of Companies in Bermuda and (ii) a UCC financing statement relating to the Collateral with the applicable office in the District of Columbia.  Subject to the filing of continuation statements in respect of such financing statement required from time to time under the District of Columbia Uniform Commercial Code and, in the case of commercial tort claims, to the amendment and re-authentication of this Deed to update Schedule A hereto as contemplated by Section 5(d) below, (A) the Security Interest in and to the Collateral, to the extent the same can be perfected by filing of financing statements under the Uniform Commercial Code, constitutes and will constitute a perfected security interest therein, subject to no other security which is perfected by filing of financing statements, and (B) subject further to the Collateral Agent’s obtaining and maintaining possession or control over Collateral as to which a security interest can be perfected by possession or control under the Uniform Commercial Code, the Security Interest in and to the Collateral, to the extent the same can be perfected by possession or control under the Uniform Commercial Code, constitutes and will constitute a perfected first security interest therein, subject to no other Lien other than Permitted Liens; provided that continuation of such security interest in the proceeds of the Collateral is limited by the provisions of Sections 9-203, 9-315 and 9-322 of the Uniform Commercial Code.  Provided that the Collateral Agent complies with the terms of this Deed, the provisions of this Deed are sufficient to cause the Collateral Agent to have and maintain control over each Account and all financial assets credited thereto within the meaning of the Uniform Commercial Code.  The Lien upon the Collateral will, upon the filing of the Particulars of a Mortgage or Charge and a certified copy of this Deed with the Registrar of Companies in Bermuda, constitute a security interest in favor of the Collateral Agent for the benefit of the Secured Parties which is senior to any other Lien (other than Permitted Liens), now existing or hereafter arising, under the laws of Bermuda.

(d)           Upon delivery to the Collateral Agent of an agreement in favor of the Collateral Agent in form and substance comparable to Annex 1 hereto by the applicable insurer, the provisions of this Deed and such other agreement will be sufficient to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a Lien on all of the Borrower’s right, title and interest in and to all reinsurance agreements described in such agreement, as executed and

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delivered, to the extent such rights, title and interest relate to the repayment or reimbursement of a claim by the Borrower pursuant to such agreements covering any Insured Obligation in the Covered Portfolio, which Lien will be senior to any other Lien (other than any Permitted Liens) therein now existing or hereafter created.

(e)           There is no financing statement, particulars of a mortgage or charge (or similar statement or instrument of registration under the law of any jurisdiction) naming the Borrower or any of its predecessors in interest as debtor now on file or registered in any public office evidencing any Lien on the Collateral, which has not been terminated, and neither the Borrower nor any of its predecessors in interest has executed or filed, and so long as this Deed remains in effect or any of the Secured Obligations remain unpaid, the Borrower will not execute or file, any financing statement or particulars of a mortgage or charge (or similar statement or instrument of registration under the law of any jurisdiction) relating to any of its right, title or interest in or to any of the Collateral, except financing statements filed or to be filed in respect of and covering the security interest of the Collateral Agent for the benefit of the Secured Parties granted and provided for in this Deed.

(f)            The registered office, chief executive offices and chief place of business of the Borrower are located at 30 Woodbourne Avenue, Hamilton, HM 08, Bermuda, and the Borrower will not move its chief executive offices or its chief place of business except to such new location as the Borrower may establish in accordance with the last sentence of this Section 3(f).  Originals of all material documents evidencing Collateral which are held by the Borrower and the only original books of account and records of the Borrower relating thereto are, and will continue to be (so long as any Secured Obligations are outstanding), kept at such chief executive office or at such new location as the Borrower may establish in accordance with the last sentence of this Section 3(f).  The Borrower shall establish no such new location until (i) it shall have given to the Collateral Agent not less than 30 days’ prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request, and (ii) with respect to such new location, it shall have taken such action, reasonably satisfactory to the Collateral Agent and the Administrative Agent (including, without limitation, all action required by Section 5 hereto), to maintain the Lien of the Collateral Agent for the ratable benefit of the Secured Parties in the Collateral intended to be granted in full force and effect.

(g)           The legal name of the Borrower is as set forth on the signature page hereto, and the Borrower shall not change such name, conduct its business in any name other than such name or take title to any Collateral in any name other than such name while this Deed remains in effect unless (i) it shall have given to the Collateral Agent not less than 30 days’ prior written notice of its intention so to do, setting forth such name or names and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new name or names, it shall have taken such action, reasonably satisfactory to the Collateral Agent and the Administrative Agent (including, without limitation, all action required by Section 5 hereto), to maintain the Lien of the Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted in full force and effect.  Neither the Borrower nor any predecessor to its business and assets has ever had any name, or conducted business under any name in any jurisdiction, other than the Borrower’s name set forth on the signature page

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hereto and (ii) the Borrower’s predecessor names, Capital Global Underwriters Limited, ACE Capital Re Limited, ACE Capital Re International Ltd. and Assured Guaranty Re International Ltd.

(h)           The Borrower shall mark its financial records as may be necessary or appropriate to evidence, protect and perfect the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral and shall cause its financial statements to reflect such security interest in accordance with generally accepted and statutory accounting principles.

(i)            The Borrower will not sell, transfer, change the registration, if any, of, dispose of, attempt to dispose of, or materially modify, compromise, settle, release, surrender or abandon the Collateral or any part thereof, or grant any material waiver, consent, extension or indulgence affecting rights of payment with respect thereto, other than (i) in the ordinary course of its business and in compliance with the provisions of Section 6.7 of the Credit Agreement or (ii) with the prior written consent of the Collateral Agent.  The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its right, title or interest in or to any of the Collateral other than the Lien of this Deed and Permitted Liens without the prior written consent of the Collateral Agent.

(j)            The Collateral Agent is authorized (but is under no obligation) to make, upon five (5) Business Days’ notice to the Borrower (except in the case of exigent circumstances, in which circumstances upon such notice, if any, as may then be practical), any payments which in the opinion of the Collateral Agent, the Administrative Agent or the Majority Lenders are necessary to discharge any Liens which have or may take priority over the Lien of this Deed other than Permitted Liens.  The Borrower shall have no claim against the Collateral Agent or any Lender by reason of its decision not to make any payments or perform such obligations permitted under this Section.  The Borrower shall repay to the Collateral Agent any sums paid by the Collateral Agent upon demand.  Any sums paid and expenses incurred by the Collateral Agent pursuant to this paragraph shall bear interest at a rate per annum equal to the Default Rate and shall be payable upon demand.  In the event that the Borrower claims, by written notice to the Collateral Agent received within the five (5) Business Days immediately following the giving of any notice by the Collateral Agent pursuant to the first sentence of this paragraph or, if any payment described therein shall have been made without notice, the five Business Days immediately following the giving of notice by the Collateral Agent of the making of such payment, that such payment is not necessary to discharge such Lien and to preserve the priority of the Lien of this Deed, and obtains a final determination by a court of competent jurisdiction confirming such claim in a proceeding in which the Collateral Agent has the opportunity to participate fully, the Collateral Agent will upon demand reimburse the Borrower for its reasonable expenses incurred under this paragraph.

(k)           The Borrower will not assert against the Collateral Agent or any Secured Party any claim or defense which the Borrower may have against any obligor under the Collateral or any part thereof or any other Person with respect to the Collateral or any part thereof for so long as this Deed remains in effect.

(l)            The Borrower will within the five (5) Business Days immediately following a written request therefor pay to the Collateral Agent the amount of any and all

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reasonable and validly incurred expenses, including, without limitation, the reasonable fees and expenses of its counsel and of agents, which the Collateral Agent may incur in connection with (i) the administration of this Deed, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Secured Parties hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

Section   4.   Special Provisions Concerning Pledged Recoveries, etc.  The Borrower represents, warrants and agrees as follows:

(a)           From and after the Loss Threshold Incurrence Date, (i) the Borrower will cause all Pledged Recoveries and Pledged Premiums to be promptly (and in any event within one Business Day following receipt thereof by the Borrower) to be deposited into the Collateral Account, and (ii) prior to such deposit the Borrower will hold any payments received by it representing Pledged Recoveries or Pledged Premiums in trust for the benefit of the Collateral Agent.

(b)           The Borrower hereby irrevocably instructs (i) the Administrative Agent to transfer all Pledged Reserves Account Funds to the Collateral Agent on the date a Loan is made in respect of such Pledged Reserves Account Funds within instructions to the Collateral Agent  to deposit such Pledged Reserves Account Funds directly into the Pledged Reserves Account, and (ii) the Collateral Agent, upon receipt of any funds accompanied by any such notice, to make such deposit.

(c)           On each date on which any payment of principal or interest is required to be paid under the Credit Agreement, the Collateral Agent, upon instruction from the Administrative Agent, shall transfer immediately available funds to the Administrative Agent  in an amount equal to the lesser of (i) the credit balance of the Collateral Account on such date and (ii) the aggregate amount of such principal and/or interest required to be paid on such date in each case in payment for the account of the Borrower of such principal and interest.

(d)           Promptly upon receipt of any written instruction of the Borrower on any Business Day during regular business hours, the Collateral Agent shall transfer to the Administrative Agent immediately available funds in an amount equal to the lesser of (i) the credit balance of the Accounts on such Business Day and (ii) the amount of (x) fees then due and payable on such Business Day pursuant to Section 3.1 of the Credit Agreement or (y) any prepayment of Loans to be made on such Business Day pursuant to Section 2.6(a) of the Credit Agreement, in payment for the account of the Borrower of such fees or the amount of such prepayment, as applicable.

(e)           Prior to the date of the first borrowing of Loans and so long as no Default or Event of Default has occurred and is continuing, the Borrower may from time to time on any Business Day during regular business hours instruct the Collateral Agent (with a copy of such instruction to the Administrative Agent) to transfer immediately available funds in an amount equal to all or a portion of the credit balance in the Collateral Account to the Borrower, as determined below.  Any such instruction (i) shall contain a certification by an Authorized Officer of the Borrower that (x) no Default or Event of Default has occurred and is continuing and (y)

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and to the best of such Authorized Officer’s knowledge, there is no reasonable likelihood that the initial Borrowing of Loans shall occur within three months of the date of such instruction and (ii) shall specify the amount requested to be so transferred.  Promptly upon receipt of any such instruction on any Business Day, the Collateral Agent shall transfer to the Borrower on such Business Day (at such account as the Borrower shall specify in such instruction) immediately available funds in an amount equal to the lesser of (a) the credit balance of the Collateral Account on such Business Day and (b) the amount specified in such instruction.  Any transfer to the Borrower made pursuant to this Section 4(e) shall be made free and clear of any pledge or security interest hereunder.

(f)            Promptly upon receipt of a copy of a Pledged Reserves Release Notice on any Business Day during regular business hours, the Collateral Agent shall transfer to the Administrative Agent on such Business Day immediately available funds in an amount equal to the lesser of (i) the credit balance of the Pledged Reserves Account on such Business Day and (ii) the sum of (A) the amount of Pledged Reserves Account Funds set forth in the related Pledged Reserves Release Notice to be applied to the Borrower’s obligations to prepay Loans under Section 2.6(b) of the Credit Agreement in payment for the account of the Borrower of such Secured Obligations plus (B) an amount equal to the interest and other earnings on such Pledged Reserves Account Funds to be applied to the Borrower’s obligations to pay interest on Loans under the Credit Agreement in payment for the account of the Borrower.

(g)           From time to time, the Borrower may apply Pledged Reserves Account Funds and other Collateral contained in the Pledged Reserves Account to Losses.  In the event that the Borrower shall so apply any Pledged Reserves Account Funds and/or any such other Collateral, it shall give written notice to the Collateral Agent and the Administrative Agent thereof.  Any such notice shall (i) set forth in reasonable detail (x) the relevant Insured Obligation, (y) the default by the issuer of the relevant Insured Obligation, and (z) the amount of the Loss relating to such Insured Obligation to which such Pledged Reserves Account Funds and/or other Collateral shall be applied and (ii) shall contain a representation, warranty and covenant that promptly upon receipt of any Pledged Reserves Account Funds released in accordance with this Section 4(g), the Borrower shall apply the same to the Loss described in such request.  Notwithstanding the occurrence of a Default or Event of Default, the Collateral Agent shall transfer to the Borrower promptly following receipt of any such notice on any Business Day during regular business hours, in immediately available funds and at such account as the Borrower shall specify in such instructions, an amount equal to the lesser of (i) the credit balance of the Pledged Reserves Account on such Business Day and (ii) the amount set forth in such notice.  Any transfer to the Borrower made pursuant to this Section 4(g) shall be made free and clear of any pledge or security interest hereunder.

(h)           Any instruction given by the Borrower to the Collateral Agent pursuant to Sections 4(b) through 4(g) inclusive shall be deemed to have been given on a certain Business Day only if it is received by the Collateral Agent on or prior to 1:00 p.m.  (New York time) on such Business Day.  In the event that the Collateral Agent receives any such instruction after 1:00 p.m. (New York time) on any Business Day, such instruction shall be deemed to have been given on the immediately succeeding Business Day.

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(i)            Without limiting the generality of the foregoing, on and after the Initial Funding Date, regardless of whether an Event of Default shall have occurred, (i) upon request of the Collateral Agent or the Administrative Agent, the Borrower shall notify all account debtors and other obligors to make (and use commercially reasonable efforts to cause) all payments on account of Pledged Recoveries to be made directly to the Collateral Account, and (ii) the Collateral Agent may, at its option, and shall, at the direction of the Administrative Agent, at its option, directly notify such account debtors and other obligors with respect to any Pledged Recoveries to make payments with respect thereto as provided in the preceding clause (i).  The reasonable costs and expenses of collection (including, without limitation, reasonable attorneys’ fees) from such account debtors and other obligors and from account debtors, whether incurred by the Borrower or the Collateral Agent shall be borne by the Borrower.  The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (ii) to the Borrower, provided that the failure by the Collateral Agent to so notify the Borrower shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Deed.  In the event that any account debtor or other obligor (including any party to an Insurance Contract) is prohibited by applicable law or any direction of any regulatory authority from depositing any Collateral (including any cash) into the Collateral Account, within one Business Day of the date on which such account debtor or other obligor was required to deposit such Collateral into the Collateral Account, the Borrower shall deposit into the Collateral Account in accordance with Section 4(a) cash in an amount equal to the amount of the Collateral which should have been deposited into the Collateral Account by such account debtor or other obligor.

(j)            The Borrower will service and administer the Collateral in accordance with Section 6.11 of the Credit Agreement.

Section   5.   Financing Statements, etc.; Documentary Stamp Taxes.

(a)           The Borrower will, at its own expense, make, execute, endorse, acknowledge, file, register and/or deliver to the Collateral Agent from time to time such financing statements, particulars of mortgages and charges and other assurances or instruments and take such further steps relating to its right, title and interest in and to the Collateral, which the Collateral Agent, the Administrative Agent or the Majority Lenders reasonably deem appropriate or advisable to perfect, register, preserve or protect the security interest of the Collateral Agent for the benefit of the Secured Parties therein or to more fully grant, assign, transfer, deliver and set over to and vest in the Collateral Agent for the benefit of the Secured Parties all and singular the Collateral hereby granted, assigned, transferred, delivered or set over or intended to be so.  The Borrower authorizes the Collateral Agent to make, execute, endorse, acknowledge, file, register and/or deliver from time to time such financing statements, particulars of mortgages and charges and other assurances or instruments and take such further steps relating to its right, title and interest in and to the Collateral, in the name and on behalf of the Borrower and without the signature of the Borrower if permitted, and the Borrower will pay all applicable filing fees and related reasonable expenses.  The Borrower authorizes the Collateral Agent to prepare and file, at the Borrower’s expense, such financing statements and continuation statements and other amendments thereto under any applicable the Uniform Commercial Code which the Collateral Agent or the Majority Lenders reasonably deem appropriate or advisable to perfect, preserve or protect the Security Interest in the Collateral.

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The Collateral Agent shall provide a copy of any such filing to the Borrower, together with an identification of the place of such filing and the filing number thereof.

(b)           If the Borrower owns or acquires any instrument constituting Collateral, from and after the Initial Funding Date the Borrower shall promptly notify the Collateral Agent thereof, and upon written request by the Collateral Agent will promptly deliver such instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

(c)           If the Borrower is at any time a beneficiary under a letter of credit constituting Collateral, from and after the Initial Funding Date the Borrower shall promptly notify the Collateral Agent thereof and, at the written request of the Collateral Agent, the Borrower shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable commercial efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit.

(d)           If Borrower shall at any time have or acquire a commercial tort claim constituting Collateral, from and after the Initial Funding Date the Borrower shall promptly notify the Collateral Agent thereof in a writing signed by the Borrower.  The Borrower and the Collateral Agent shall enter into an amendment to this Deed which shall describe the details of the commercial tort claim, and the Collateral Agent shall update Schedule B hereto.

(e)           Upon the request of the Collateral Agent made at any time or from time to time from and after the Initial Funding Date, (i) the Borrower shall promptly furnish to the Collateral Agent a list of all electronic chattel paper held or owned by the Borrower and constituting Collateral, (ii) if requested in writing by the Collateral Agent, the Borrower shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all such electronic chattel paper in accordance with the requirements of Section 9-105 of the Uniform Commercial Code, and (iii) the Borrower shall promptly following any request in writing by the Collateral Agent deliver all of its tangible chattel paper constituting Collateral to the Collateral Agent.

(f)            If the Borrower shall at any time enter into a reinsurance agreement or similar agreement which constitutes an insurance policy within the meaning of the applicable Uniform Commercial Code and cedes risk to the Borrower with respect to Insured Obligations in the Covered Portfolio, the Borrower shall promptly notify the Collateral Agent and the Administrative Agent thereof.  At the written request of the Collateral Agent or the Administrative Agent at any time from and after the occurrence of a Trigger Event, the Borrower shall (i) provide notice to each counterparty insurer party to each such reinsurance agreement or similar agreement, now existing or hereafter entered into substantially in the form and substance set forth as Annex 1 hereto, (ii) use its best efforts to obtain the written acceptance of such notice by such counterparty insurer and (iii) deliver an original counterpart of each such agreement to the Collateral Agent.  Such obligation of the Borrower to provide such notice is without prejudice to any rights of the Collateral Agent to provide such a notice or any other notice to any such counterparty insurer now or hereafter granted under applicable law or under the Credit Agreement or any other Loan Document.

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(g)           The Borrower agrees to procure, pay for, affix to all documents any documentary tax stamps required by applicable law, and the Borrower will indemnify and hold the Collateral Agent and each Secured Party harmless against any liability (including, without limitation, interest and penalties) in respect of such documentary stamp taxes.

Section 6.   Events of Default.  Upon the occurrence of any Event of Default and during the continuance thereof, in addition to any rights and remedies now or hereafter granted under applicable law or under the Credit Agreement or any other Loan Document and not by way of limitation of any such rights and remedies:

(a)           The Collateral Agent, acting on behalf of the Secured Parties, shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or similar foreign law as enacted in any applicable jurisdiction with respect to the Borrower’s right, title and interest in and to the Collateral and any portion thereof, and the right, without notice to, or assent by, the Borrower, in the name of the Borrower or in the name of the Collateral Agent or otherwise:

(i)            with respect to any Collateral comprised of accounts or general intangibles, to ask for, demand, collect, receive, compound and give acquittance for all or any part of any payment to be made pursuant thereto, to extend the time of payment of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions thereof, to endorse the name of the Borrower on any checks, drafts or other orders or instruments for the payment of moneys payable to the Borrower which shall be issued in respect thereof, to exercise and enforce any rights and remedies in respect thereof, to file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by the Collateral Agent or the Majority Lenders necessary or advisable for the purpose of collecting or enforcing payment and performance thereof or to direct the Borrower to perform any of the foregoing, to make test verifications thereof or any portion thereof, to notify any or all account debtors thereunder to make payment thereof directly to the Collateral Agent for credit to the Collateral Account and to require the Borrower to forthwith give similar notice to the account debtors, and to require the Borrower forthwith to account for and transmit to the Collateral Agent in the same form as received for deposit into the Collateral Account all proceeds (other than physical property) of collection thereof received by the Borrower and, until so transmitted, to hold the same in trust for the Collateral Agent for the benefit of the Secured Parties and not commingle such proceeds with any other funds of the Borrower;

(ii)           to exercise all claims, rights, powers, privileges and remedies under any of the Collateral, all rights to make determinations, to exercise any election (including, without limitation, election of remedies) or option, to give or receive any notice, consent, waiver or approval, to demand, receive, enforce, collect or receipt for any of the Collateral or any property subject thereto, to enforce or execute any checks, instruments or orders, to file any claims and to take any action which (in the opinion of the Collateral Agent or the Majority Lenders) may be necessary or advisable in connection with any of the foregoing;

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(iii)          to pay all payments or perform any obligations which are payable or to be performed by the Borrower under any of the Collateral (whether to the Secured Parties or others), upon the failure of the Borrower to make such payments or perform such obligations within the time permitted therein;

(iv)          to take possession of any of the Collateral and, for that purpose, to enter, with the aid and assistance of any Person or Persons and with or without legal process, any premises where the Collateral, or any part thereof, is, or may be, placed or assembled, and to remove any of such Collateral;

(v)           to execute any instrument and do all other things necessary and proper to protect and preserve and realize upon the Collateral and the other rights contemplated hereby;

(vi)          upon notice to such effect, to require the Borrower to deliver, at the Borrower’s expense, any Collateral which is reasonably movable to the Collateral Agent at a place designated by the Collateral Agent, and after delivery thereof the Borrower shall have no further claim to or interest in the Collateral; and

(vii)         without obligation to resort to other security, at any time and from time to time, to sell, re-sell, assign and deliver all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as the Collateral Agent may determine, with the amounts realized from any such sale to be applied to the Secured Obligations in the manner provided in the Credit Agreement or otherwise required by law.

The Borrower hereby agrees, to the extent permitted by law, that all of the foregoing may be effected without demand, advertisement or notice (except as hereinafter provided or as may be required by law), all of which (except as hereinafter provided) are hereby expressly waived, to the extent permitted by law.  The Collateral Agent shall not be obligated to do any of the acts hereinabove authorized, but in the event that the Collateral Agent elects to do any such act, the Collateral Agent shall not be responsible to the Borrower except for its gross negligence or willful misconduct.  The Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of the Borrower in its name and stead, to make all necessary agreements, instruments and documents and to take all other actions and for such other purposes as are necessary or desirable to effectuate the provisions of this paragraph (a), and for that purpose it may substitute one or more Persons with like power, the Borrower hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof.

(b)           The Collateral Agent may take legal proceedings for the appointment of a receiver or receivers (to which the Collateral Agent shall be entitled as a matter of right) to take possession of the Collateral pending the sale thereof pursuant either to the powers of sale granted by this Deed or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Deed.

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(c)           Upon any sale of any of the Collateral, whether made under the power of sale hereby given or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Deed,

(i)            the Collateral Agent or any Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property for the ratable benefit of the Secured Parties without further accountability, and may, in paying the purchase money therefor, deliver any instruments evidencing the Secured Obligations or agree to the satisfaction of all or a portion of the Secured Obligations in lieu of cash in payment of the amount which shall be payable thereon, and such instruments, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Collateral Agent after being appropriately stamped to show partial payment;

(ii)           the Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of the Borrower in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold and for such other purposes as are necessary or desirable to effectuate the provisions of this Deed, and for that purpose it may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, the Borrower hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof; but if so requested by the Collateral Agent or by any purchaser, the Borrower shall ratify and confirm any such sale or transfer by executing and delivering to the Collateral Agent or to such purchaser all property, deeds, bills of sale, instruments or assignment and transfer and releases as may be designated in any such request;

(iii)          all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Borrower of, in and to the property so sold shall be divested; such sale shall be a perpetual bar both at law and in equity against the Borrower, its successors and assigns, and against all Persons claiming or who may claim the property sold or any part thereof from, through or under the Borrower, its successors or assigns;

(iv)          the receipt of the Collateral Agent or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Collateral Agent or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

(v)           to the extent that it may lawfully do so, the Borrower agrees that it will not at any time that the Secured Obligations are outstanding insist upon, or plead, or in any manner whatsoever claim or take the advantage of, any appraisement, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Collateral or any part thereof shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Deed or

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any Loan Document, and the Borrower hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power granted or delegated to the Collateral Agent in this Deed, but will suffer and permit the execution of every such power as though no such laws were in force.

In the event of any sale of Collateral pursuant to this Section, the Collateral Agent shall, at least 10 days before such sale, give the Borrower written notice of its intention to sell, except that, if the Collateral Agent shall determine in its sole discretion that any of the Collateral threatens to decline speedily in value, any such sale may be made upon three (3) days’ written or telecopied notice to the Borrower.

(d)           The Borrower upon written request of the Collateral Agent from time to time will deliver to the Collateral Agent executed counterparts or copies of each contract, agreement, document or instrument constituting part of the Collateral.

Section 7.   Application of Moneys.   All moneys which the Collateral Agent shall receive pursuant hereto shall be applied to the Secured Parties ratably in accordance with amounts then due to each Secured Party to discharge the Secured Obligations, in such order as is provided in the Credit Agreement or otherwise required by law.  After the termination of this Deed pursuant to Section 10 hereof, any balance then remaining shall be paid to the Borrower, unless a court of competent jurisdiction otherwise directs.

Section 8. Accounts.

(a)           The Borrower shall within 30 days following the date hereof establish with DBTCA, as securities intermediary, two accounts for purposes of this Deed, each in the name of the Borrower for the benefit of the Collateral Agent, one such account (including any subaccounts therein) being the “Collateral Account” and the other such account (including any subaccounts therein) being the “Pledged Reserves Account”.  Subject to the provisions of this Deed, each Account shall be under the sole control of the Collateral Agent.  DBTCA, as securities intermediary, shall comply with the instructions of the Collateral Agent with respect to each Account and shall comply with any entitlement order received from the Collateral Agent, without further consent of the Borrower or any other person, with respect to all securities, financial assets or other investment property credited to each Account, and DBTCA, as securities intermediary, will not comply with entitlement orders or instructions concerning either Account or securities, financial assets or other investment property credited thereto originated by the Borrower.  Prior to the termination of this Deed and subject to the following provisions of this Section 8, amounts in the Accounts shall be applied only to pay and discharge Secured Obligations.  At the request of the Collateral Agent, the Borrower agrees promptly to cause each or both Accounts to be opened with and maintained by another bank or banks (the “Depositary”) acceptable to the Collateral Agent and the Borrower under an account agreement in form and substance satisfactory to the Collateral Agent and the Borrower and subject to an agreement providing the Collateral Agent with control over each applicable Account and all Collateral credited from time to time thereto, in form and substance similar hereto.  Each Account shall at all times be maintained within the United States.  The Borrower and DBTCA, as securities intermediary, agree that each Account constitutes a “securities account” for purposes of Articles 8 and 9 of the Uniform Commercial Code and that, so long as an Account is maintained with

14

DBTCA, as securities intermediary, (i) DBTCA, as securities intermediary, will treat all of the Collateral credited from time to time to such Account as financial assets within the meaning of Article 8 of the Uniform Commercial Code to the fullest extent it may do so under the Uniform Commercial Code, and (ii) DBTCA, as securities intermediary, shall act as a securities intermediary with respect to such Account.  For purposes of Articles 8 and 9 of the Uniform Commercial Code, all matters relating to the Collateral and each Account shall be governed by the laws of the State of New York.

(b)           All cash, documents, instruments, securities general intangibles, financial assets and other investment property and Collateral from time to time on deposit in or credited to each Account, and all rights pertaining to investments of funds in each Account, shall immediately and without any need for any further action on the part of the Borrower or the Collateral Agent become subject to the security interest, lien and assignment set forth in this Deed.  Any earnings on investments of funds in either Account shall be deposited into or retained in the Collateral Account, as the case may be.

(c)           Without limitation of any other rights which the Collateral Agent may have in and to any funds in either Account, including interest accrued and accredited thereto, if the Loss Threshold Incurrence Date has occurred, (i) the Collateral Agent shall have the exclusive right to deliver instructions and entitlement orders to the issuer of or any securities intermediary for any securities, financial assets or other investment property in each Account without further consent from the Borrower, (ii) the proceeds of any investments in each Account which mature or which shall from time to time be sold may be reinvested in Qualified Investments for the account of such Account, (iii) any net income or gain on the investment of funds from time to time held in an Account shall be credited to such Account, and any net loss on any such investment shall be charged against such Account and (iv) the Collateral Agent shall be authorized to invest and reinvest the funds from time to time deposited in either Account in Qualified Investments in the sole discretion of the Collateral Agent.  The Collateral Agent shall not be a trustee for the Borrower, nor shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with this Deed or any funds in the Collateral Account, except as expressly provided herein and except that the Collateral Agent shall have the obligations of a secured party under the Uniform Commercial Code in effect from time to time in the State of New York.  In no event, however, shall the Collateral Agent have any obligations or responsibilities or be liable in any way for any investment decision made pursuant to this Section or for any decrease in the value of any funds pledged or invested pursuant to this Deed.  At any time after an Event of Default has occurred and is continuing, the Collateral Agent may sell any documents, instruments and securities held in the Collateral Account and deliver instructions and entitlement orders with respect thereto and may immediately apply the proceeds thereof and any other cash held in the Collateral Account against and on account of the Secured Obligations in the manner provided in Section 7.

(d)           In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, at any time after an Event of Default has occurred and is continuing, the Collateral Agent is hereby authorized at any time and from time to time, without notice to the Borrower or to any other person or entity, any such notice being hereby expressly waived by the Borrower, to appropriate and apply all moneys in each Account against and on account of the Secured Obligations in the manner provided in Section 7, irrespective of

15

whether or not the Collateral Agent shall have made any demand hereunder.  The Collateral Agent is hereby authorized to debit each Account and to withdraw funds therefrom to pay interest and principal when due under the Credit Agreement and the Notes without further instruction from the Borrower.

(e)           From and after the occurrence of an Event of Default, the Collateral Agent shall transfer or direct the transfer of available funds from each Account to the Administrative Agent on each date any principal amount of the Loans or interest thereon are required to be paid pursuant to the Credit Agreement in an amount equal to the lesser of (i) the available credit balance of such Account on such date and (ii) the aggregate amount of such principal and/or interest required to be paid on such date in payment for the account of the Borrower of such principal and interest.

Section 9.   Agreement as Security.   This Deed is being made as security for the Secured Obligations, and the Collateral Agent’s acceptance of this Deed shall not constitute a satisfaction of any indebtedness, liability, duty or obligation, or any part thereof, now or hereafter owed by the Borrower or relieve the Borrower of any of its indebtedness, liabilities, duties or obligations under the Credit Agreement or the Loan Documents.  Neither the Collateral Agent nor any Secured Party hereby assumes any indebtedness, liabilities, duties or obligations of the Borrower under or in respect of any of the Collateral, and neither the Collateral Agent nor any Secured Party shall have any liability or obligation to any Person by reason of the failure of the Borrower to perform any thereof.  The Borrower shall indemnify and hold harmless the Collateral Agent and each Secured Party from and against all liability, loss or damage which it may suffer or incur and which arises out of or results from any claim or any alleged indebtedness, liability, duty or obligation on the part of the Collateral Agent or any Secured Party to perform or discharge any indebtedness, liabilities, duties or obligations of the Borrower under or in respect of any of the Collateral, together with all costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) paid or incurred in connection therewith, except to the extent such liability, loss or damage results from the gross negligence or willful misconduct of the Collateral Agent or any Secured Party.

Section 10.   Termination.   On the date on which all Loans and the indebtedness represented thereby (including, without limitation, the interest thereon) have been paid in full pursuant to and in accordance with the Credit Agreement and the Notes, all other Secured Obligations have been paid in full in accordance with the terms thereof, the Commitments have terminated and the Lenders have no further obligation to make Loans or otherwise to advance funds under the Credit Agreement or the Loan Documents, this Deed shall terminate, any Collateral held by DBTCA in its capacities as securities intermediary or Collateral Agent shall be turned over to the Borrower or as the Borrower may otherwise direct, the grant, assignment and transfer contained in Section 2 shall become null and void, the Collateral shall be reassigned to the Borrower by DBTCA in its capacities as securities intermediary and Collateral Agent without recourse to DBTCA in either capacity and without any representations, warranties or agreements of any kind and DBTCA in its capacities as securities intermediary and Collateral Agent shall release in writing the Borrower from its obligations hereunder, subject, however, in each case to retroactive reinstatement if at any time all or any part of any payment theretofore applied by the Collateral Agent hereunder to any of the Secured Obligations is or must be rescinded, disgorged or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy

16

or reorganization of the Borrower).  At the expense of the Borrower, DBTCA in its capacities as securities intermediary and Collateral Agent will execute all documents and make all filings required in order to release its Liens on the Collateral.

Section 11.   Miscellaneous.

(a)           All notices and other communications provided for hereunder shall be in writing and, if to the Borrower, mailed or delivered to it, addressed to it at 30 Woodbourne Ave., 5th Floor, Hamilton HM 08 Bermuda, Attention: David Penchoff, President, with copy at the same address, Attention:  James M. Michener, General Counsel; if to the Administrative Agent, mailed or delivered to it, addressed to it at 60 Wall Street, New York, New York 10005, Attention:  John S. McGill, Director;  if to the Collateral Agent, mailed or delivered to it, addressed to it at 60 Wall Street, New York, New York 10005, Attention:  Laron Galea, if to any Lender, mailed or delivered to it, addressed to it as indicated on Schedule 1 to the Credit Agreement; or as to any party as such party may otherwise direct in a written notice.  All such notices and other communications shall, when mailed, be effective three days after the date of deposit in the mails, addressed as aforesaid.  In lieu of notice by mail or delivery, written notice may be given over telecopier at the appropriate numbers set forth below, such notice over telecopier to be effective when transmitted:

If to the Borrower:	Telecopier No.: (441) 296-3379

If to the Administrative Agent:	Telecopier No.: (212) 797-0270

If to the Collateral Agent:	Telecopier No.: (212) 797-8622

If to any Lender:	As specified in Schedule 1 to the Credit Agreement

(b)           No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof.  None of the terms and conditions of this Deed may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Borrower and the Collateral Agent and consented to in the manner and to the extent required by Section 10.15 of the Credit Agreement.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

(c)           The obligations of the Borrower hereunder shall remain in full force and effect subject to applicable law, any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar laws affecting creditors’ rights generally, to the rights of creditors of insurers, to the supervisory powers of insurance regulatory authorities, to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law) and to judicial action giving effect to foreign governmental actions or laws affecting creditors’ rights.  The obligations of the Borrower hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (i) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Deed, the Credit Agreement or the Loan Documents approved by the Borrower or any security for any of the Secured Obligations; and (ii) any amendment to or modification of any of the Credit Agreement or the Loan Documents, the Secured Obligations or any security for any of the

17

Secured Obligations, provided that such amendment or modification was made in accordance with the terms of such document.  The rights and remedies of the Collateral Agent and the Secured Parties herein provided for are cumulative and not exclusive of any rights or remedies which the Collateral Agent or any Secured Party would otherwise have.

(d)           This Deed shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Collateral Agent, the Secured Parties and their successors and assigns (including, without limitation, any successor Collateral Agent under the Credit Agreement), except that the Borrower may not transfer or assign any of its obligations, right or interest hereunder without the prior written consent of the Collateral Agent and the Majority Lenders and the Secured Parties may only assign their rights and interests in compliance with Section 10.8 of the Credit Agreement.  The Borrower acknowledges and agrees that any Lender may assign all or any portion of its rights and interest herein as provided in Section 10.8 of the Credit Agreement, and the term “Lender” or “Lenders” as used herein shall include any Assignee, any New Lender or any other party which at any time hereafter is deemed to be or have the rights of a “Lender” under the Credit Agreement.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Deed.

(e)           The Collateral Agent has been appointed as Collateral Agent hereunder by the Lenders and shall be entitled hereunder to the benefits of the Credit Agreement.  The Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral) solely in accordance with this Deed and the Credit Agreement.

(f)            Each party hereby agrees that any legal action or proceeding against the other with respect to this Deed, any of the Loan Documents or any of the agreements, documents or instruments delivered in connection herewith or therewith may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as the applicable party may elect, and, by execution and delivery hereof, the Borrower, for itself and in respect to its property, generally and unconditionally accepts and consents to the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Collateral Agent in writing, with respect to any action or proceeding brought by it against the Collateral Agent or any Secured Party and any questions relating to usury.  Each party agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Deed and the Loan Documents and waives any right to stay or to dismiss any action or proceeding brought against it before said courts on the basis of forum non conveniens.  Except as specifically set forth herein, nothing herein shall limit the right of either party to bring proceedings against the other in any other court or tribunal otherwise having jurisdiction.

(g)           THIS DEED AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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(h)           Any provision of this Deed which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

(i)            Section headings in this Deed are included herein for convenience or reference only and shall not constitute a part of this Deed for any other purpose.

(j)            This Deed may be executed in several counterparts, each of which shall be regarded as the original and all of which shall constitute one and the same Deed.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Deed to be executed and delivered by their duly authorized officers as of the date first above written.

SIGNED AS A DEED FOR AND ON BEHALF OF:
ASSURED GUARANTY RE LTD.,
as Borrower
By:
Name:
Title:

SIGNED AS A DEED FOR AND ON BEHALF OF:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and as Securities Intermediary

By:
Name:
Title:

By:
Name:
Title:

SIGNED AS A DEED FOR AND ON BEHALF OF:
DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Pages to Security Agreement]

SCHEDULE A to
SECURITY AGREEMENT AND
COLLATERAL DEED OF ASSIGNMENT

Description of Commercial Tort Claims
Included in the Collateral

As of the date of this Deed, none.

To be supplemented from time to time in accordance with Section 5(d).

ANNEX 1 to
SECURITY AGREEMENT
AND COLLATERAL ASSIGNMENT

FORM OF ACKNOWLEDGMENT AND CONSENT AGREEMENT

as of [                           ], 200

Deutsche Bank AG, New York Branch, as Administrative
  Agent
60 Wall Street
New York, New York 10005

Deutsche Bank Trust Company Americas Branch, as Collateral
  Agent
60 Wall Street
New York, New York 10005

Re:          Assured Guaranty Re Ltd.

Ladies and Gentlemen,

The undersigned (the “Company”) refers to [described reinsurance agreement] (each, as amended, supplemented or otherwise modified from time to time, a “Reinsurance Agreement” and, collectively, the “Reinsurance Agreements”).  Assured Guaranty Re Ltd. (“AGR”) advised the Company that AGR is a party to a Credit Agreement, dated as of July 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AGR, the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”), Deutsche Bank Trust Company Americas, as Collateral Agent (in such capacity, the “Collateral Agent”) and other parties, providing for a committed credit facility to AGR from the Lenders in reliance on, among other things, the security provided by the Security Agreement referred to therein (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”).

Pursuant to the Security Agreement, AGR will grant, assign, transfer, deliver and set over to the Collateral Agent, as agent for the Lenders and certain other Persons, and will grant to the Collateral Agent for the ratable benefit of the Lenders and certain other Persons a continuing security interest in, all of AGR’s right, title and interest, whether now existing or hereafter arising or acquired, in and to (i) the Reinsurance Agreements to the extent such right, title and interest relates to the repayment or reimbursement of the payment of a claim by AGR under the Reinsurance Agreements covering any Insured Obligation in the Covered Portfolio (each as defined in the Credit Agreement) and (ii) all claims, rights, powers, privileges and remedies under any of the foregoing, all rights to make determinations, to exercise any election (including, without limitation, election of remedies) or option, to give or receive any notice, consent, waiver or approval, to demand, receive, enforce, collect or receipt for any of the foregoing or any property subject thereto, to enforce or execute any checks, instruments or orders, to file any claims and to take any action which (in the opinion of the Collateral Agent) may be necessary or advisable in connection with any of the foregoing (the “Assigned Collateral”), as security for the prompt payment and performance of the obligations of AGR under the Credit Agreement.

In consideration of the credit facility being provided to AGR pursuant to the Credit Agreement, and acknowledging that the Lenders will rely on this letter in agreeing to extend credit to AGR pursuant thereto, the Company hereby:

(a)   (i) acknowledges and consents to AGR entering into the Security Agreement, the assignment by AGR of the Assigned Collateral to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement, and to the grant of a security interest therein in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement, and (ii) agrees that such assignment and grant of a security interest will not diminish the rights of AGR under any Reinsurance Agreement nor impose on the Collateral Agent or any Lender or other Secured Party any duties or obligations of AGR under any Reinsurance Agreement.  The parties hereto agree that (x) such assignment and grant of a security interest shall not relieve AGR of any of its duties or obligations under any Reinsurance Agreement and (y) the Company shall retain all of its rights and remedies under each Reinsurance Agreement against AGR to the same extent as such assignment and grant had not occurred; and

(b)   agrees that if the Collateral Agent or the Administrative Agent shall have delivered to the Company notice that the Initial Funding Date has occurred, the Company will thereafter, unless prohibited by applicable law (including the direction of any regulatory authority) make all payments due to AGR under or with respect to Assigned Collateral, directly to, or in accordance with the instructions of, the Collateral Agent for deposit into the Collateral Account to be held and applied in accordance with the Security Agreement.

The Company agrees to make and maintain appropriate notations on its books and records to reflect the assignment of the Assigned Collateral as contemplated by this Agreement.

The Company acknowledges that the Credit Agreement, the Security Agreement and the other Loan Documents (excluding the Reinsurance Agreements) may be amended, supplemented or otherwise modified (including extensions thereof and increases or other changes in the commitments thereunder) from time to time without the consent of the Company and that, as so amended, supplemented or otherwise modified, shall continue to constitute the Credit Agreement, the Security Agreement or such Loan Document for purposes of this Agreement; provided that no such amendment, supplement or modification shall alter or otherwise adversely change the rights or obligations of the Company hereunder without the Company’s prior written consent.

The parties agree that the Company shall not have or incur any liability for any non-performance (or delay in performance) of its obligations under this Agreement to the extent such non-performance (or delay in performance) is caused by any unforeseen circumstance not within the reasonable control of the Company  including, without limitation, any act of God, strike, civil commotion, act of terrorism, riot, war, threat of war, political upheaval and any fire, explosion, storm, flood, earthquake or other natural physical disaster.  The parties also agree that in no event shall the Company be liable for any indirect, special, incidental or punitive losses or damages of any kind whatsoever, including lost profits, relating to its obligations under this Agreement.

The Company hereby represents and warrants to the Administrative Agent and the Collateral Agent that:

(a)           it has no notice or knowledge of any assignment relative to the right, title and interest of AGR in, to and under any Assigned Collateral, other than the assignment and grant of a security interest to the Collateral Agent referred to above,

(b)           as of the date hereof, there are no unresolved disputes between the parties under any Reinsurance Agreement, and

(c)           all amounts due on or prior to the date hereof to the Company under the Reinsurance Agreements have been paid in full.

The parties agree that all notices, instructions and other communications provided for herein shall be effective if in writing and, (i) if to the Company, mailed or delivered to it, addressed to it at                                        , Attention:                                        , (ii) if to Deutsche Bank, the Collateral Agent or the Administrative Agent, mailed or delivered to it, addressed to it at 60 Wall Street, New York, New York 10015, Attention:             , and (iii) if to AGR, mailed or delivered to it, addressed to it at  30 Woodbourne Avenue, Hamilton, HM 08, Bermuda, Attention: General Counsel, or as to any party as such party may direct from time to time in a written notice to all other parties.  All such notices and other communications shall be effective when received or, if mailed, on the earlier of the date of receipt or three (3) business days after the date of deposit in the mails, addressed as aforesaid.  In lieu of notice by mail or delivery, written notice may be given over telecopier at the following numbers (i) if to the Company, at (      )       -        , (ii) if to Deutsche Bank, the Collateral Agent or the Administrative Agent, at (212) 797-0270, and (iii) if to AGR, at (441) 296-1083, or as to any party to such other number as such party may direct from time to time in a written notice to all other parties.  Any such notice over telecopier shall be effective when transmitted.

This Agreement may be amended, terminated or otherwise modified only with the written consent of the Company, the Administrative Agent, the Collateral Agent and AGR.

No delay on the part of any party hereto in exercising any right, power, privilege or remedy hereunder or any other Loan Document or in failing to exercise the same shall operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; and no notice to or demand on any party hereto shall be deemed a waiver of any obligation or duty of any other party or any such other party’s right to take further action without notice or demand.  The rights and remedies provided in this Agreement and in the other Loan Documents and all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.

This Agreement shall automatically terminate upon the delivery of notice to the Company by the Collateral Agent that (i) all Commitments under the Credit Agreement have terminated, (ii) there are no Loans outstanding and (iii) all obligations owing to the Secured Parties under the Credit Agreement and the other Loan Documents (other than indemnity obligations and other obligations contained in the Loan Documents which by their terms are expressed to survive the termination of the Loan Documents and which are not then due and payable) have been indefeasibly paid in full.

This Agreement shall be binding upon and shall inure to the benefit of the Company, the Administrative Agent, the Collateral Agent and Assured Re and their respective successors and assigns, and shall also inure to the benefit of the Lenders and the other Secured Parties and their respective successors, transferees and assigns.  Any Person which shall become the “Collateral Agent” under and as defined in the Credit Agreement shall be deemed to be the Collateral Agent hereunder; any Person which shall become the “Administrative Agent” under and as defined in the Credit Agreement shall be deemed to be the Administrative Agent hereunder; any Person which shall become a “Lender” under and as defined in the Credit Agreement shall be deemed to be a Lender hereunder; and any Person which shall become a “Secured Party” under and as defined in the Credit Agreement shall be deemed to be a Secured Party hereunder.

Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXCEPT TO THE EXTENT PROHIBITED BY LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING OF ANY NATURE WHATSOEVER ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND IN CONNECTION WITH SUCH ACTION OR PROCEEDING, WHETHER ARISING UNDER STATUTE (INCLUDING ANY FEDERAL OR STATE CONSTITUTION) OR UNDER THE LAW OF CONTRACT, TORT

OR OTHERWISE AND INCLUDING ANY CHALLENGE TO THE LEGALITY, VALIDITY, BINDING EFFECT OR ENFORCEABILITY OF THIS SECTION OR THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS.

Each party hereto hereby agrees that any legal action or proceeding against the others with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as the applicable party may elect, and, by execution and delivery hereof, the Company, for itself and in respect to its property, generally and unconditionally accepts and consents to the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Collateral Agent in writing, with respect to any action or proceeding brought by it against the Collateral Agent, the Administrative Agent or any Lender.  Each party agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and waives any right to stay or to dismiss any action or proceeding brought against it before said courts on the basis of forum non conveniens.  Except as specifically set forth herein, nothing herein shall limit the right of either party to bring proceedings against the other in any other court or tribunal otherwise having jurisdiction.

[applicable to non-U.S. entities:  By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed                                                 ,                                     , New York, New York             , as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to this Agreement that may be instituted in any court of the State of New York or of the United States of America for the Southern District of New York or brought by the Collateral Agent and acknowledges that                                                 , has accepted such designation, and agrees that service of process upon                                                 , and written notice of said service to the Company (in accordance with this Agreement), shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  the Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment                                      in full force and effect so long as this Agreement shall remain in effect.]

[applicable to non-U.S. entities:  To the extent that the Company may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.]

[applicable to non-U.S. entities:  This is an international credit transaction in which the specification of U.S. Dollars and payment in the United States is of the essence, and the obligations of the Company under this Agreement to make payments to the Collateral Agent or any Depositary or for deposit into the Collateral Account shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Collateral Agent or any Depositary, at its office in which the Collateral Account is maintained in the United States, of the full amount of U.S. Dollars payable under this Agreement.  If a judgment is given in relation to any sum payable hereunder to the Collateral Agent or any Depositary or for deposit into the Collateral Account (in this paragraph called an “entitled person”), and such judgment is given in a currency (in this Section called the “judgment currency”) other than U.S. Dollars, the Company agrees to indemnify the entitled person to the extent that the amount of U.S. Dollars which could have been purchased by the Administrative Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the Administrative Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Very truly yours,

[NAME OF COMPANY]

By:
Name:
Title:

Agreed to and accepted, as
of the date first above written:

DEUTSCHE BANK AG, NEW YORK BRANCH,
   as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AMERICAS TRUST COMPANY,
   as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and agreed to, as
of the date first above written:

ASSURED GUARANTY RE LTD.

By:
Name:
Title:

EXHIBIT D
TO CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

dated as of

Reference is made to the Credit Agreement described in Item 1 of Annex I annexed hereto (as such agreement may hereafter be amended, modified or supplemented from time to time, the “Credit Agreement”).  Unless defined in Annex I attached hereto, terms defined in or defined for purposes of the Credit Agreement are used herein as so defined. Deutsche Bank AG New York Branch, as Administrative Agent under the Credit Agreement (in such capacity, the “Administrative Agent”),                                                  (the “Assignor”) and                          (the “Assignee”), hereby agree as follows:

(a)           The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to that portion of the Assignor’s Commitment and other rights, duties and obligations under the Credit Agreement, in and to that portion of the Assignor’s Loans (if any) as of the date hereof which represents the percentage interest specified in Item 2 of Annex I hereto (the “Assigned Share”).

(b)           Following the execution of this Agreement by the Administrative Agent, the Assignor and the Assignee, the consent hereto by Assured Guaranty Re Ltd. (the “Borrower”) and payment by the Assignee to the Assignor of the purchase price for the Assigned Share as agreed upon by the Assignor and the Assignee, this Agreement shall become effective as of the Settlement Date specified in Item 3 of Annex I hereto (the “Settlement Date”).  As of the Settlement Date, [(i) the Assignee shall be a party to the Credit Agreement and, to the extent provided herein and therein, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Agreement and in the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents] [(i) the Assignee’s Commitment set forth in Schedule 1 to the Credit Agreement shall be increased by the amount set forth in Item 2(d) of Annex I hereto and (ii) the Assignor’s Commitment set forth on said Schedule shall be decreased by the same amount].

(c)           The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties and representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) requests that the Administrative Agent request that the Borrower exchange the Note held by the Assignor evidencing any Loans made by the Assignor under the Credit Agreement for a new Note payable to the Assignor (if the Assignor has retained any interest in the Commitment or any Loans) a new Note payable to the Assignee in the respective amounts which reflect the assignment being made hereby.

(d)           The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein, the Security Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Assignor or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms its agreement with the provisions of Article 8 of the Credit Agreement and appoints and authorizes the Administrative Agent on its behalf to exercise such powers under the Credit Agreement and the other Loan Documents, as are delegated to the Administrative Agent or the Collateral Agent by the terms thereof and hereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will be bound by all of the terms and conditions of the Credit Agreement and the other Loan Documents and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

(e)           Notwithstanding any provision to the contrary contained in the Credit Agreement, (i) the Assignee’s pro rata share of commitment fees, interest payments and other periodic payments will be appropriately adjusted to reflect the period of time during which this Agreement has been in effect, and (ii) to the extent that the Assignee receives any such interest or other amount pursuant to the Credit Agreement in respect of any period of time during which this Agreement was not in effect, or that the Assignor receives any such interest or other amount pursuant to the Credit Agreement in respect of any period of time prior to the time during which this Agreement was in effect, the Assignor or the Assignee, as the case may be, will forthwith pay to the other its pro rata share thereof, appropriately adjusted as provided in clause (i) above.

(f)            Any amendment to, waiver of any provision of or consent pursuant to this Agreement, shall be effective with and only upon the prior written agreement of the Administrative Agent, the Borrower, the Assignor and the Assignee, unless otherwise provided in the Credit Agreement.

(g)           The addresses of Assignor and Assignee for purposes of all notices or other communications hereunder or under the Credit Agreement are as set forth on Item 4 of Annex I hereto, or to such other address as shall be designated by such party pursuant to Section 10.7 of the Credit Agreement.

(h)           All payments to be made to the Assignor or the Assignee hereunder or under the Credit Agreement shall be made by federal wire in accordance with the Credit Agreement, or as otherwise directed by the Assignor or the Assignee, as the case may be, by notice to the other and to the Administrative Agent and as may be acceptable to the Administrative Agent.

(i)            This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Assignee may not assign any of its rights or obligations hereunder except as permitted by Section 10.8(b) or 10.8(c) of the Credit Agreement.

(j)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[NAME OF ASSIGNOR],
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

ACCEPTED AND AGREED TO:

ASSURED GUARANTY RE LTD.

By
Name:
Title:

ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

ANNEX I

1.             Name and Date of Credit Agreement:

Credit Agreement, dated as of July 31, 2007, among Assured Guaranty Re Ltd., the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, and the other parties thereto, as it may have been further amended.

2.             Amounts (as of date of Assignment and Assumption Agreement):

(a)	Aggregate Amount of Assignor’s
	Commitment	$

(b)	Aggregate Amount of Assignor’s
	Fronting Lender Commitment	$

(c)	Aggregate Amount of Assignor’s
	Loans Currently Outstanding	$

(d)	Aggregate Amount of Assignor’s
Fronting Lender Loans Currently
	Outstanding	$

(e)	Percentage of Assignor’s
	Commitment and Loans Assigned	$

(f)	Assigned Amount of Commitment	$

(g)	Assigned Amount of Fronting Lender
	Commitments	$

(h)	Amount of Assigned Share of Loans
	Currently Outstanding	$

(i)	Amount of Assigned Share of Fronting
	Lender Loans Currently Outstanding	$

3.             Settlement Date:

4.             Notice Addresses:

5.             Payment Instructions:

ACCEPTED AND AGREED:

[NAME OF ASSIGNOR]		[NAME OF ASSIGNEE]

By:		By:
	Name:		Name:
	Title		Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title

By:
Name:
Title

EXHIBIT G

TO CREDIT AGREEMENT

FORM OF FRONTING LENDER SUPPLEMENT

Reference is made to the Credit Agreement, dated as of July 31, 2007, among Assured Guaranty Re Ltd. (the “Borrower”), the Lenders from time to time party thereto,                                                    , as Administrative Agent, and the other parties thereto (as such agreement may hereafter be amended, modified or supplemented from time to time, the “Credit Agreement”).  Terms defined in or defined for purposes of the Credit Agreement are used herein as so defined.  The Borrower, the Administrative Agent and the Lender identified in Item 1 on Annex I hereto (the “Fronting Lender”) hereby agree as follows:

1.             By this Supplement and effective on the date identified in Item 2 on Annex I hereto, the Fronting Lender hereby agrees to be bound by, and shall have rights and obligations under, the Credit Agreement and the other Loan Documents as a Fronting Lender.

2.             The Lenders for which the Fronting Lender is acting as Fronting Lender and the Fronting Lender Commitment and the Fronting Lender Percentage of the Fronting Lender for each such Lender are set forth in Item 3 on Annex I hereto, subject to adjustment as provided in the Credit Agreement.

3.             The entire Commitment of each Lender for which the Fronting Lender is acting as Fronting Lender is identified in the list of all Lenders and Commitments as of the date hereof set forth on Annex II hereto.

4.             The Administrative Agent hereby requests, on behalf of the Fronting Lender, that the Borrower deliver, and the Borrower does hereby agree to deliver, a Fronting Lender Note payable to the Fronting Lender in the aggregate amount of Fronting Lender Commitments of the Fronting Lender hereunder or under other Fronting Lender Supplements dated the date hereof.

5.             The Required Ratings for the Fronting Lender are those set forth in Item 4 on Annex I hereto.

6.             The Borrower hereby agrees to pay to the Administrative Agent for the account of the Fronting Lender a fronting lender commitment fee as set forth in the fee letter among the Borrower, the Administrative Agent and the Fronting Lender dated on or about the date hereof which refers to this Supplement.

7.             Any amendment to, waiver of any provision of or consent pursuant to this Supplement shall be effective with and only upon the prior written agreement of the Borrower, the Administrative Agent and the Fronting Lender, unless otherwise provided in the Credit Agreement.

8.             This Supplement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Fronting Lender may not assign any of its rights or obligations hereunder except as permitted by Section 10.8(b) or 10.8(c) of the Credit Agreement.

9.             THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

ASSURED GUARANTY RE LTD.

By:
Name: Title:

[	]
as Administrative Agent

By:
Name: Title:

By:
Name: Title:

[	]
as Fronting Lender

By:
Name: Title:

By:
Name: Title:

ANNEX I TO

FRONTING LENDER SUPPLEMENT

1.             Name of Fronting Lender:

2.             Effective Date:

3.             Fronting Lender Commitments and Percentages:

	Name of Lender	Fronting Lender Commitment	Fronting Lender Percentage of Total Lender Commitment
(a)
(b)
(c)

Total Fronting Lender Commitments hereunder:

4.             Required Ratings:

Moody’s:

S&P:

[Remainder of page intentionally left blank, Signature Page to follow.]

ACCEPTED AND AGREED:
ASSURED GUARANTY RE LTD.

By:
Name:
Title:

[	]
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[	]
as Fronting Lender

By:
Name:
Title:

By:
Name:
Title:

ANNEX II TO
FRONTING LENDER SUPPLEMENT

SCHEDULE OF COMMITMENTS

Name and Notice Address of Lender	Commitment

EXHIBIT H
TO CREDIT AGREEMENT

FORM OF FRONTING LENDER NOTE

US$	[Date]

FOR VALUE RECEIVED, the undersigned, ASSURED GUARANTY RE LTD., a Bermuda exempted company (the “Borrower”), hereby promises to pay to                                                    (the “Lender”), or its assigns, at the offices of Deutsche Bank AG New York Branch, 60 Wall Street, New York, New York 10005, in lawful money of the United States of America in immediately available funds, the principal sum of                                           Dollars (US$                    ) or, if less, the aggregate unpaid principal amount of the Fronting Lender Loans (as defined in the hereinafter referred to Credit Agreement) outstanding and payable to the Lender by the Borrower under the Credit Agreement, dated as of July 31, 2007, among the Borrower, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, and the other parties thereto, as amended from time to time (the “Credit Agreement”), in the amounts and on the dates set out in the Credit Agreement.  The Borrower also promises to pay interest on the unpaid principal amount of such Loans from the date on which such Loans are made until the Loans are repaid in full at such interest rates and payable on such dates as are determined pursuant to the Credit Agreement.

If any payment on this Note shall be specified to be made upon a day which is not a Business Day (as defined in the Credit Agreement), it shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

The Lender is authorized to record the date and amount of each Fronting Lender Loan and each payment, prepayment and conversion with respect thereto on the grid attached hereto or on a continuation thereof which shall be attached hereto and made a part hereof, and any such notation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such notations shall not affect the validity of the Borrower’s obligations hereunder.

Except as otherwise provided in the Credit Agreement, presentment, demand, protest and notice of dishonor are hereby waived by the undersigned.

This Note evidences the Lender’s Fronting Lender Loans under, and is entitled to the benefits and subject to the provisions of, the Credit Agreement and the other Loan Documents (as defined therein).  This Note is secured by, and is entitled to the benefits and is subject to the provisions of, the Security Agreement and Collateral Assignment, dated as of July 25, 2007, between the Borrower and Deutsche Bank AG New York Branch, as

Administrative Agent, and Deutsche Bank Trust Company Americas, as Collateral Agent and securities intermediary. The Credit Agreement, among other things, contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and for mandatory and optional prepayments of the principal of this Note prior to maturity, all upon the terms and conditions specified therein.

The payment obligations of the Borrower under this Note are limited as provided in Section 2.7 of the Credit Agreement.

This Note is transferable only in accordance with the provisions of the Credit Agreement.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

ASSURED GUARANTY RE LTD.
By:
Name:
Title:

GRID

Date	Amount of Loan	Unpaid Principal Paid or Prepaid	Principal Amount of Note	Notation Made by

EXHIBIT I
TO CREDIT AGREEMENT

FORM OF OPINION OF BERMUDA COUNSEL TO BORROWER]

[To be provided]

EXHIBIT H
TO CREDIT AGREEMENT

FORM OF OPINION OF NEW YORK COUNSEL TO THE BORROWER

[To be provided]

EXHIBIT I
TO CREDIT AGREEMENT

FORM OF OPINION OF COUNSEL TO THE BORROWER

[To be provided]

SCHEDULE 1
TO CREDIT AGREEMENT

SCHEDULE OF COMMITMENTS

Name and Notice Address of Lender		Commitment
DEUTSCHE BANK AG NEW YORK BRANCH		$45,000,000
Address:	60 Wall Street
	New York, NY 10005
	Attention: John S. McGill, Director
	Telephone: 212-250-8666
	Facsimile: 212-797-0270
	Email: john-s.mcgill@db.com
ING BANK N.V. LONDON BRANCH		40,000,000
Address:	60 London Wall
	London EC2M 5TQ
	Attention: Nicola Haffner, Vice President
	Telephone: 44 20 7787 5908
	Facsimile: 44 20 7767 7507
	Email: nicola.haffner@uk.ing.com
BAYERISCHE LANDESBANK NEW YORK BRANCH		55,000,000
Address:	560 Lexington Avenue
	New York, NY 10022
	Attention: Robert Albano, Vice President
	Telephone: 212 310-9981
	Facsimile: 212 230-9114
	Email: ralbano@bayernlbny.com
LANDESBANK HESSEN-THÜRINGEN NEW YORK BRANCH		30,000,000
Address:	420 Fifth Avenue, 24th Floor
	New York, NY 10018-2729
	Attention: Samuel Bridges, Financial Institutions
	Title: Loan Administrator
	Telephone: 212 703-5309
	Facsimile: 212 703-5256
	Email: samuel.bridges@helabany.com

Name and Notice Address of Lender		Commitment
NORDDEUTSCHE LANDESBANK GIROZENTRALE NEW YORK BRANCH AND/OR CAYMAN BRANCH		30,000,000
Address:	1114 Avenue of the Americas, 37th Floor
	New York, NY 10036
	Attention: Stephanie Hoevermann. Vice President
	Telephone: 212 812-6806
	Facsimile: 212 812-6860
	Email: stephanie.hoevermann@nordlb.com
	TOTAL:	$200,000,000

SCHEDULE 2
TO CREDIT AGREEMENT

COVERED PORTFOLIO GUIDLINES

At the time of inclusion into the Covered Portfolio, an Insured Obligation must meet each of the following criteria:

(ii)           Such Insured Obligation was underwritten by an Eligible Insurer as primary insurance provider;

(iii)          Such Insured Obligation was an Eligible Municipal Security or an Eligible International Security;

(iv)          Such Insured Obligation had a minimum rating of Baa3 and BBB- by Moody’s and S&P (without giving effect to any insurance or other guaranty of an Eligible Insurer);

(v)           No payment or interest was overdue in respect of such Insured Obligation;

(vi)          Such Insured Obligation was not in any default or “workout” situation (including suspension or deferment of repayment, repayment negotiations, or any other restructuring).

SCHEDULE 3
TO CREDIT AGREEMENT

LIST OF EXCLUDED INSURED OBLIGATIONS

 No initial excluded obligations.

This Schedule 3 is subject to supplementation as provided in the definition of “Covered Portfolio” contained in Exhibit A to the Credit Agreement.

SCHEDULE 4
TO CREDIT AGREEMENT

SUBSIDIARIES

None.